MASTER AGREEMENT

     This Master Agreement (the "Agreement") is entered into the 26th day of February, 1996, by and among FREMONT LIFE INSURANCE COMPANY, a
California
corporation ("Fremont Life"), FREMONT GENERAL CORP., a California corporation ("Fremont General"), AMERICO LIFE, INC., a Missouri corporation ("ALI"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas corporation ("Great
Southern").
Fremont General and Fremont Life are hereinafter referred to collectively as "Fremont." ALI and Great Southern are hereinafter referred to collectively as "Americo."

     WHEREAS, Great Southern is an indirect wholly owned subsidiary of ALI; and

     WHEREAS, Fremont Life is a direct wholly-owned subsidiary of Fremont General; and

     WHEREAS, Great Southern desires to reinsure and assume from Fremont Life, and Fremont Life desires to cede and transfer to Great Southern, subject to existing reinsurance, a certain block of universal life and annuity insurance business described more fully on Exhibit A (the "Reinsured Business") on the terms and subject to the conditions described herein and in the documents called for by this Agreement; and

     WHEREAS, pending the full consummation of such assumption reinsurance of the Reinsured Business, ALI desires to provide certain administrative services regarding the Reinsured Business and Fremont Life desires to enter into certain coinsurance reinsurance agreements with Employers Reassurance Corporation ("ERC") (with respect to the universal life insurance business included in the Reinsured Business, the "Fremont Life-ERC Reinsurance Agreement (Universal
Life)", and with respect to the other insurance business included in the Reinsured Business, the "Fremont Life-ERC Reinsurance Agreement (Annuities); collectively the "Fremont Life-ERC Reinsurance Agreements") regarding the Reinsured Business; and Great Southern desires to enter into a certain Modified Coinsurance Life and Annuity Retrocession Agreement with ERC (the "Retrocession Agreement"); and

     WHEREAS, Fremont has delivered to Americo the "Fremont Schedule" comprised of all the Fremont Schedules numbered in this Agreement; and

     WHEREAS, America has delivered to Fremont the "Americo Schedule" comprised of all of the Americo Schedules numbered in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations and warranties contained in this Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                     CLOSING

     1.1. CLOSING. The execution and delivery of the documents necessary to close the reinsurance of the Reinsured Business, as more particularly described in Section 1.2 (the "Closing"), shall take place at the offices of Lathrop & Gage L.C., 2345 Grand Boulevard, Suite 2800, Kansas City, Missouri at 10:00 a.m. local time, on Thursday, February 29, 1996; provided, if all required regulatory consents and approvals respecting the transactions contemplated by such documents have not yet been obtained by such date, then the Closing shall occur promptly after receipt of such consents and approvals, or at such other time and place as the parties may agree to in writing (the "Closing Date").

     1.2.   CLOSING DELIVERIES.

            (a) The respective parties shall execute and deliver to the other parties identified therein the following documents (collectively, the "Transaction Documents"):

                 (i) Services Agreement between ALI and Fremont Life, to be effective as of the Closing, pursuant to which ALI shall manage and administer the Reinsured Business, which agreement shall be in substantially the form and substance of the attached Exhibit B;

                 (ii) Assumption Reinsurance Agreement (Universal Life) between Great Southern and Fremont Life, to be effective as of the Closing, pursuant to which Great Southern shall (A) assume, in accordance with the terms and conditions of such agreement, the universal life insurance portion of the Reinsured Business upon the receipt of necessary regulatory approvals, and (B) coinsure, on a 100% coinsurance basis, all such insurance business not assumed, which agreement shall be in substantially the form and substance of the attached Exhibit C;

                 (iii) Assumption Reinsurance Agreement (Annuities), between Great Southern and Fremont Life, to be effective as of the Closing, pursuant to which Great Southern shall (A) assume, in accordance with the terms and conditions of such agreement, all insurance business included in the Reinsured Business other than universal life insurance business upon the receipt of necessary regulatory approvals, and (B) coinsure, on a 100% coinsurance basis, all such business not assumed, which agreement shall be in substantially the form and substance of the attached Exhibit D;

                 (iv) Data Processing Agreement between ALI and Fremont Life, to be effective as of the Closing, pursuant to which Fremont Life shall perform certain data processing and related functions for ALI, which agreement shall be in substantially the form and substance of the attached Exhibit E; and

                 (v) Sublease between Fremont Life and ALI, to be effective as of the Closing, pursuant to which Fremont Life subleases certain office space in Orange, California, to ALI, free of additional charge beyond the ceding commissions to be paid under the Fremont Life-ERC Reinsurance Agreements, through December 31, 1996, which sublease shall be in substantially the form and substance of the attached Exhibit F.

            (b)  Fremont shall deliver to Americo the following documents:

                 (i) Certification by Fremont General's President and Secretary that the Fremont General officer executing this Agreement and any other documents contemplated thereby has the authority to enter into and bind Fremont General without approval by its Board of Directors.

                 (ii) The resolutions of Fremont Life's Board of Directors and sole stockholder authorizing the execution and delivery by Fremont Life of this Agreement, the Transaction Documents to which it is a party, the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities), and the performance by Fremont Life of its obligations under such agreements, certified by Fremont Life's secretary as of the Closing that such resolutions have been duly adopted and have not been rescinded or modified;

                 (iii) A certificate dated the Closing Date and executed by Fremont, certifying that all of Fremont's representations and warranties contained in this Agreement and the Fremont Schedules and the Exhibits attached to this Agreement are true as of the Closing Date as though each of those representations and warranties had been made on that date; and

                 (iv) The legal opinion of Alan W. Faigin, Esq., Fremont's counsel, dated as of the Closing Date, as to the matters set forth in
     Section 8.3 below.

            (c)  Americo shall deliver to Fremont the following documents:

                 (i) The resolutions of ALI's Board of Directors authorizing the execution and delivery by ALI of this Agreement and the Transaction Documents to which it is a party and the performance by ALI of its obligations under such agreements, certified by ALI's secretary as of the Closing that such resolutions have been duly adopted and have not been rescinded or modified;

                 (ii) The resolutions of Great Southern's Board of Directors authorizing the execution and delivery by Great Southern of this Agreement, the Transaction Documents to which it is a party and the Retrocession Agreement, and the performance by Great Southern of its obligations under such agreements, certified by Great Southern's secretary as of the Closing that such resolutions have been duly adopted and have not been rescinded or modified;

                 (iii) A certificate dated the Closing Date and executed by Americo, certifying that all of Americo's representations and warranties contained in this Agreement and the Americo Schedules and the Exhibits attached to this Agreement are true as of the Closing Date as though each of those representations and warranties had been made on that date; and

                 (iv) The legal opinion of Lathrop & Gage L.C., Americo's counsel, dated as of the Closing Date, as to the matters set forth in
     Section 7.3 below.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF FREMONT

     Fremont General and Fremont Life jointly and severally represent and warrant to Americo as follows:

     2.1. CORPORATE ORGANIZATION AND AUTHORITY. Fremont General is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Fremont Life is a life insurance corporation duly organized, validly existing and in good standing under the laws of the State of California. Each has full corporate power and authority to carry on its business as it is now being conducted, to own the properties and assets it now owns relating thereto and to enter into and perform its obligations under this Agreement and the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements).

     2.2. AUTHORIZATION. Each has taken all corporate actions required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery by it of this Agreement and the Transaction Documents to which it is a party (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements), the performance by it of its obligations thereunder, and the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by each of Fremont General and Fremont Life and is the valid and binding obligation of each of them enforceable in accordance with its terms, and when the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements) are duly executed and delivered by them, each of the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements) will be the valid and binding obligation of each of Fremont General and Fremont Life that is a party thereto, enforceable in accordance with its terms, subject in each case to the qualification that the enforceability thereof may be limited by the effect of bankruptcy and other similar laws of general application relating to or af-fecting the rights and remedies of creditors, that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and that the validity, binding effect and enforceability hereof and thereof may be affected by insurance laws, regulations or rules. Fremont Life is a wholly owned subsidiary of Fremont General.

     2.3.   QUALIFICATIONS.

            (a) Fremont Life holds (and held, at the times the policies constituting the Reinsured Business were written) licenses to write life insurance and to issue annuities of the nature and in the states and other jurisdictions in which the conduct of the Reinsured Business requires a license. Such states and other jurisdictions are listed on Fremont Schedule 2.3, which Schedule also shows the type of license, name of the issuing authority, any restrictions and expiration date. Fremont Life is in good standing to con-duct its insurance business, and is in compliance with all filing and reporting requirements, in all of such jurisdictions. There are no proceedings pending or, to the knowledge of Fremont, threatened which could result in termination of or failure to renew any such licenses, nor is there any fact known to Fremont that is reasonably anticipated to have such result.

            (b) Each of Fremont General and Fremont Life is qualified or otherwise authorized as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it requires such qualifi-cation or authorization, except where the failure to so qualify or be authorized would not have a material adverse effect on it or its business or the Reinsured Business.

     2.4. NO VIOLATION. Except for the approvals and filings required as provided under Section 2.11 and Section 6.1, and except as set forth on Fremont
Schedule 2.4, neither the execution and delivery of this Agreement and the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements), nor the performance by either Fremont General or Fremont Life of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any provision of either corporation's Articles of Incorporation or Bylaws; (b) violate or be in conflict with or constitute a default under (or with the giving of notice or passage of time or both would violate or constitute a default under) any oral or written agreement, instrument, arrangement or understanding to which either is a party or by which either may be bound or accelerate the maturity of any reinsurance agreement, debt or other obligation of either of them; (c) require the consent of any other party, the approval of any court, arbitration panel, regulatory agency or other governmental authority; or (d) violate any statute, law, rule, regulation, judgment, decree, order of any court, regulatory agency or other governmental authority to which either of them or their properties is subject.

     2.5.   FINANCIAL STATEMENTS.

            (a) Fremont Schedule 2.5(a) includes (i) Fremont General's Form 10-K for December 31, 1994, as filed with the Securities and Exchange Commission, (ii) Fremont General's Form 10-Q for September 30, 1995, as filed with the Securities and Exchange Commission, and (iii) the unaudited consolidated balance sheet of Fremont Life at December 31, 1994, and the unaudited consolidated balance sheet of Fremont Life at September 30, 1995, and the related consolidated statements of earnings and retained earnings and statement of cash flows of Fremont Life for the periods then ended, together with notes thereto (collectively, the "Fremont GAAP Statements"). The Fremont GAAP Statements are in accordance with the books and records of Fremont General and Fremont Life, have been prepared in accordance with generally accepted ac-counting principles ("GAAP") applied on a consistent basis throughout the periods covered by such statements and fairly present the respective financial positions of Fremont General and Fremont Life at such dates and the results of its operations for such periods, subject, in the case of interim financial statements, to year end adjustments and absence of footnotes.

     (b) Fremont Schedule 2.5(b) includes (i) the Annual Convention Statements (including all amendments) of Fremont Life for the years ended December 31, 1993, and December 31, 1994, and its quarterly statement for the period ended September 30, 1995, and (ii) the Annual Convention Statements (including all amendments) of Fremont Indemnity Company for the years ended December 31, 1993, and December 31, 1994, and its quarterly statement for the period ended September 30, 1995 (collectively, the "Fremont Convention Statements"), in each case as filed with the insurance commissioners of California and certain other states in accordance with applicable law. Fremont Schedule 2.5(b) also includes audited statutory statements of Fremont Life for the years ended December 31, 1993, and December 31, 1994 (collectively, the "Fremont Audited Statutory Statements"). Such Fremont Convention Statements and Fremont Audited Statutory Statements (collectively, the "Fremont Statutory Statements") were prepared in accordance with statutory accounting practices prescribed or permitted by the California Insurance Department, present fairly the admitted assets, liabilities, capital and surplus of the applicable Fremont party at the end of each of the periods then ended and the results of their operations and cash flows and the changes in their surplus for each of the periods then ended in conformity with accounting practices prescribed or permitted by the California Insurance Department, applied on a consistent basis throughout the specified periods and in the immediately prior comparable periods, except as described in such Fremont Statutory Statements, except for year end adjustments for interim financial statements. The Exhibits and Schedules included in the Fremont Statutory Statements, when considered in relation to the requirements for the Fremont Statutory Statements to which they relate, present fairly in all material respects the data purported to be shown thereby.

     (c) Fremont has previously delivered to Americo the report of the Milliman & Robertson, Inc. actuarial firm dated November 1, 1995, regarding the universal life portion of the Reinsured Business. The financial and other information delivered by Fremont to Milliman & Robertson upon which such report was based (including specifically the in-force information and responses to all information requested by such actuaries) was true and complete and was consistent with the Fremont Statutory Statements. Fremont has previously delivered to Americo financial and other information (including specifically in force information and responses to all information requested by Americo) for use in valuing the annuity business and all other miscellaneous business included in the Reinsured Business. Such information was true and complete and was consistent with the Fremont Statutory Statements.

     (d) Except as set forth in Fremont Schedule 2.5(d), the results of operations of Fremont Life and Fremont General for the fiscal years ended December 31, 1994, and December 31, 1995, reflect no material adverse change in the financial condition or the results of operations of either company or in the Reinsured Business. There are no conditions, matters or events that materially and adversely affect, or might reasonably be expected to affect, the business of Fremont Life or the Reinsured Business.

     (e) All other information furnished Americo or its accountants or actuaries by Fremont or its affiliates in connection with this Agreement or the other Transaction Documents, the schedules hereto or the certificates delivered hereunder is accurate in all material respects and free of material omissions.

     2.6.  ABSENCE OF CERTAIN CHANGES.  Except as set forth on Fremont
Schedule
2.6 or as permitted or contemplated by this Agreement, since December 31, 1994, neither Fremont General nor Fremont Life has:

           (a) suffered any change in its financial condition, assets or reserves that is materially adverse;

           (b) suffered any material decrease in the amount of, or any material change in the nature of, its insurance in force;

           (c) incurred (other than in the ordinary course of business) any liabilities or obligations or increased any policy claims, contingency or other reserves to an extent that materially and adversely affects it or them;

           (d) made any material change in any accounting practice utilized for the Fremont Statutory Statements, except as may have been required by a change in the statutory accounting practices prescribed by state regulatory agencies; or

           (e) amended or cancelled, or agreed to amend or cancel, any reinsurance agreement, treaty or arrangement material to the Reinsured Business.

     2.7. LITIGATION. There is no action, proceeding or investigation pending or threatened against either Fremont party before any court, arbitrator or administrative or government body, except as set forth in reasonable detail on Fremont Schedule 2.7, that would (a) materially adversely affect the Reinsured Business or the business, financial condition or property of either Fremont party, or (b) prevent the consummation of this Agreement or the transactions contemplated by this Agreement, or declare the same to be unlawful.

     2.8. (a) Regulatory Compliance. Except as shown on Fremont Schedule 2.8, each of Fremont Life and Fremont General is in compliance with all federal, state, local and foreign laws and regulations applicable to it, except for instances of non-compliance that individually or in the aggregate would not have a material adverse effect on the Reinsured Business.

           (b)  Insurance Issued by Fremont Life.

                (i) All insurance policy benefits payable under the Reinsured Business by Fremont Life pursuant to claims that have been filed with it and payable by any other entity that is a party to or bound by any reinsur ance, coinsurance or other similar contract with Fremont Life with respect to any such filed claims have, in all material respects, been paid in accordance with the terms of the insurance, annuity or other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment;

                (ii) No outstanding insurance or annuity contract issued, reinsured or underwritten by Fremont Life that is part of the Reinsured Business entitles the holder thereof or any other person or entity to receive dividends, distributions or other benefits based on the revenues or earnings of Fremont Life or any other entity;

                (iii) The underwriting standards utilized and ratings applied with respect to the Reinsured Business by Fremont Life and by any other entity that is a party to or bound by any reinsurance, coinsurance or other similar contract with Fremont Life conform in all material respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance or other similar contracts.

                (iv) All amounts to which Fremont Life is entitled with respect to the Reinsured Business under reinsurance, coinsurance or other similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible;

                (v) Each agent (whether of Fremont or of any organization with whom Fremont has a marketing or other relationship), at the time such agent wrote, sold or produced Reinsured Business, was duly licensed as an insurance agent (for the type of business written, sold or produced by such agent) in the particular jurisdiction in which such agent wrote, sold or produced such business, except in isolated instances where the failure to have such license would not have a material adverse effect on the Reinsured Business;

                (vi) Agents (whether of Fremont or of any organization with whom Fremont has a marketing or other relationship) have not violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any law, regulation or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of Reinsured Business by Fremont Life, except where such violation would not have a material adverse effect on the Reinsured Business;

                (vii) (A) At the time of issuance or sale, all insurance, annuity or investment policies, plans or contracts, all financial products, employee benefit plans, individual retirement accounts or annuities, or any similar or related policy, contract, plan or product, whether individual, group or otherwise, issued or sold by Fremont Life as products having tax attributes under the Internal Revenue Code of 1986, as amended (the "Code"), favorable to the purchaser, policyholder or intended beneficiary thereof were eligible for tax treatment the same or more favorable to such purchaser, policyholder or beneficiary as the tax treatment under the Code for which such contracts then purported to qualify; and (B) the Internal Revenue Service has not challenged such favorable tax treatment, nor has any purchaser, policyholder or beneficiary asserted (or threatened to assert) any claim against Fremont Life alleging that any of such policies, products, plans or contracts are not, in fact, eligible for such favorable tax treatment; and

                (viii)(A) All insurance policies or contracts, including annuities, that are included in the Reinsured Business are in compliance with the Standard Nonforfeiture Law of each of the states or other jurisdictions in which such policies or contracts were sold and all applicable Code requirements regarding the definition of an insurance policy or contract, and are, to the extent required under applicable law, on forms approved by the insurance regulatory authority of the state or jurisdiction where issued or, to the extent required by applicable law, have been filed with and not objected to by such authority within the period provided for objections; (B) any premium rates with respect to the Reinsured Business required to be filed with or approved by insurance regulatory authorities have been so filed or approved and premiums charged conform thereto in all material respects; and (C) all policy or annuity dividends under the Reinsured Business payable by Fremont Life have been paid in accordance with the terms of the policies and annuities under which they arose.

            (c)  Agents; Policyholders.

                (i) Fremont Life currently enjoys good relations with its agents and brokers.

                (ii) Except as disclosed on Fremont Schedule 2.8(c)(ii), no policyholder or related group of policyholders accounted for more than five percent of total premiums paid to Fremont Life on the Reinsured Business for the year ended December 31, 1995.

                (iii) All payments due to agents with respect to the Reinsured Business will be listed and described in the agent contracts listed on Fremont Schedule 5.1, copies of which contracts are to be provided to Great Southern by Fremont prior to the Closing. Fremont Schedule 5.1 is a true and complete listing of all agents of Fremont Life pertaining to the Reinsured Business. Each of the contracts listed on Fremont Schedule 5.1 may be terminated, as it pertains to the Reinsured Business, by Great Southern without penalty or forfeiture upon notice to the other party or parties thereto within 90 days or less, and none of such contracts has in effect (or will at Closing) any exclusive right to market any of the Reinsured Business.

     2.9. REINSURANCE AGREEMENTS. Fremont Schedule 2.9 sets forth a list of all reinsurance agreements and treaties to which Fremont Life is a party that are related to the Reinsured Business. Fremont has delivered to Americo copies of said reinsurance agreements and treaties. Except as set forth on Fremont
Schedule 2.9, except for the transactions contemplated by this Agreement and except for insurance contracts to be issued in the ordinary and usual course of business, ordinary and usual reinsurance agreements, ordinary and usual agents' and general agents' contracts, Fremont Life is not a party to any material contract to be performed in the future relating to the Reinsured Business.

     2.10. RESERVES.

           (a) Each of the Statutory Reserves (the "Reserves") for the Rein-sured Business were as set forth on pages 2 and 3 of the Statutory Statements of Fremont Life for the year ended December 31, 1994, and the period ended September 30, 1995. As of such dates, the Reserves:

                (i) Were computed in accordance with commonly accepted actuarial standards consistently applied;

                (ii) Were based on actuarial assumptions that produce reserves at least as great as those called for in the policy forms with respect to the insurance in force;

                (iii) Met the requirements of the insurance laws and regulations of the States of California and Texas;

                (iv) Were computed in accordance with statutory accounting principles; and

                (v) Included provision for all actuarial reserves and related actuarial statement items which ought to have been established in accordance with the foregoing and the facts available at the time of computation.

           (b)  Tax Reserves for the Reinsured Business shown on Fremont
Schedule 2.10(b) were computed in accordance with Section 807 of the Code and were consistent with the reserves used in calculating Federal Income Tax liability to be shown on the December 31, 1995 tax returns of members of the consolidated companies including Fremont Life.

           (c) Fremont Schedule 2.10(c) is a description of all claims pending against Fremont Life, and all claims incurred but not reported, as of December 31, 1995 (with respect to the universal life insurance business) and all claims pending against Fremont Life, and all claims incurred but not reported, as of January 1, 1996 (with respect to all other business included in the Reinsured Business), together with a description of the reserve established for each of such claims. In each case, such reserve was, and remains, adequate for such claim.

     2.11. CONSENTS. Except for filings required to be made with applicable regulatory commissions, agencies or authorities as set forth on Fremont
Schedule 2.11, no consent, authorization, order or approval, or filing with any governmental commission, board or other regulatory body is required to be obtained or made by either Fremont Life or Fremont General for and in connection with the execution, delivery and performance by them of this Agreement and the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance

Agreements) or the consummation of the transactions contemplated by this Agreement and the Transaction Documents (and, with respect to Fremont Life, the Fremont Life-ERC Reinsurance Agreements).

     2.12. DISCLOSURES. None of the statements or information contained in any representation, warranty or covenant of Fremont General or Fremont Life set forth in this Agreement or any of the Transaction Documents or the Fremont Schedules and the Exhibits included therein contains any misstatement of a material fact or omits any statement necessary to make the statements made not materially misleading.

     2.13. GOOD TITLE. Fremont Life will, on the Closing Date, own all of the Reinsured Business, free and clear of any liens, encumbrances, claims or charges whatsoever, except for policy loans, liens, encumbrances, claims or charges created by, through or under policyholders or other parties to the policies, annuities or contracts constituting the Reinsured Business, reinsurance agreements and treaties in force related to the Reinsured Business as of the such date.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF AMERICO

     ALI and Great Southern jointly and severally represent and warrant to Fremont as follows:

     3.1. CORPORATE ORGANIZATION AND AUTHORITY. ALI is a corporation duly organized, validly existing, and in good standing under Missouri law. Great Southern is a corporation duly organized, validly existing, and in good standing under Texas law. Each of ALI and Great Southern has full corporate power and authority to carry on its business as it is now being conducted, to own the properties and assets it now owns relating thereto and to enter into and perform its obligations under this Agreement, the Transaction Documents and the Retrocession Agreement.

     3.2. AUTHORIZATION. Each of ALI and Great Southern has taken all corporate actions required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery by it of this Agreement and the Transaction Documents to which it is a party and the Retrocession Agreement, the performance by it of its obligations thereunder, and the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by each of ALI and Great Southern and is the valid and binding obliga-tion of ALI and Great Southern enforceable in accordance with its terms, and when the Transaction Documents and the Retrocession Agreement are duly executed and delivered by them, each of the Transaction Documents and the Retrocession Agreement will be the valid and binding obligation of each of ALI and Great Southern that is a party thereto enforceable in accordance with its terms, subject in each case to the qualification that the enforceability thereof may be limited by the effect of bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors, that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and that the validity, binding effect and enforceability hereof and thereof may be affected by insurance laws, regulations or rules. Great Southern is an indirect, wholly owned subsidiary of ALI.

     3.3.  QUALIFICATIONS.

           (a) Great Southern holds licenses to write life, accident and health insurance and to issue annuities of the nature and in the states in which the conduct of the Reinsured Business requires a license, which states are described on Americo Schedule 3.3, which Schedule also shows the type of license, name of the issuing authority, any restrictions and expiration date. Great Southern is in good standing to conduct its insurance business and in compliance with all filing and reporting requirements in all of such jurisdictions. There are no proceedings pending or, to the knowledge of Great Southern or ALI, threatened which could result in termination of or failure to renew any such licenses, nor is there any fact known to Great Southern or ALI that is reasonably anticipated to have such result.

           (b) Each of ALI and Great Southern is qualified or otherwise authorized as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it or the Reinsured Business to be conducted by it requires such qualification or authorization, except where the failure to so qualify or be authorized would not have a material adverse effect on it or its business or the Reinsured Business.

     3.4. NO VIOLATION. Except for the approvals and filings required as provided under Section 3.7 and Section 6.1, and except as set forth on Americo
Schedule 3.4, neither the execution and delivery of this Agreement and the Transaction Documents and the Retrocession Agreement, nor the performance by either ALI and Great Southern of its obligations thereunder, nor the consummation of the transactions contemplated thereby will (a) violate any provision of their Articles of Incorporation or Bylaws; (b) violate or be in conflict with or constitute a default under (or with the giving of notice or passage of time or both would violate or constitute a default under) any oral or written agreement, instrument, arrangement or understanding to which either is a part or by which either may be bound or accelerate the maturity of any debt or obligation of either of them; (c) require the consent of any other party, the approval of any court, arbitration panel, regulatory agency or other governmental authority; or (d) violate any statute, law, rule, regulation, judgment, decree, order of any court, regulatory agency or other governmental authority to which either of them or their properties is subject.

     3.5.  FINANCIAL STATEMENTS.   Americo Schedule 3.5 includes the Annual
Convention Statements (including all amendments) of Great Southern for the years ended December 31, 1993, and December 31, 1994, and its quarterly statement dated September 30, 1995 (collectively, the "Great Southern Convention State-ments"), in each case as filed with the insurance commissioners of Texas and certain other states in accordance with applicable law. Americo Schedule 3.5 also includes the audited statutory statements of Great Southern for the years ended December 31, 1994 (the "Great Southern Audited Statutory Statements"). Such Great Southern Convention

Statements and Great Southern Audited Statutory Statements (collectively, the "Great Southern Statutory Statements") were prepared in accordance with statutory accounting practices prescribed or permitted by the Texas Insurance Department, present fairly the admitted assets, liabilities and surplus of Great Southern at the end of each of the periods then ended and the results of its operations and the changes in its surplus for each of the periods then ended in conformity with accounting practices prescribed or permitted by the Texas Insur-ance Department, applied on a consistent basis throughout the specified periods and in the immediately prior comparable periods, except as described in such Great Southern Statutory Statements. The Exhibits and Schedules included in the Great Southern Statutory Statements, when considered in relation to the requirements for the Great Southern Statutory Statements to which they relate, present fairly in all material respects the data purported to be shown thereby.

     3.6. LITIGATION. There is no action, proceeding or investigation pending or, to the knowledge of Americo, threatened against either Americo party before any court, arbitrator or administrative or government body, except as set forth in reasonable detail on Americo Schedule 3.6, that would (a) materially adversely affect the Reinsured Business or the business, financial condition or property of either Americo party, or (b) prevent the consummation of this Agreement or the transactions contemplated by this Agreement, or declare the same to be unlawful.

     3.7. CONSENTS. Except for filings required to be made with applicable regulatory commissions, agencies or authorities as set forth on Americo
Schedule 3.7, no consent, authorization, order or approval, or filing with any governmental commission, board or other regulatory body is required to be obtained or made by either Americo party for and in connection with the execution, delivery and performance of this Agreement, the Transaction Documents and the Retrocession Agreement by Americo or the consummation of the transactions contemplated by this Agreement, the Transaction Documents and the Retrocession Agreement.

     3.8. DISCLOSURES. None of the statements or information contained in any representation, warranty or covenant of ALI or Great Southern set forth in this Agreement or any of the Transaction Documents or the Retrocession Agreement or the Americo Schedules and the Exhibits included therein contains any misstatement of a material fact or omits any statement necessary to make the statements made not materially misleading.


                                   ARTICLE IV
                          CONDUCT AND CERTAIN COVENANTS

     4.1. CONFIDENTIALITY. Fremont and Americo acknowledge that, in negotiating and consummating the transaction contemplated by this Agreement, they and their representatives shall be (and have been) given and shall obtain (and have obtained) access to confidential and proprietary information including, without limitation, information concerning their respective financial condition, operations, employees, markets, agents, marketing strategy and techniques, computer software and systems and similar information that may otherwise become available during the term of this Agreement that is not generally ascertainable from public or published sources (collectively and, except as to computer software, only if conspicuously marked or otherwise prefaced as "Confidential," the "Confidential Information").

     Accordingly, each of the parties and their respective Affiliates shall exercise Reasonable Efforts to retain in strict confidence, and to require their respective Affiliates, equity owners, officers, employees, consultants and professional representatives to retain in strict confidence, all Confidential Information and not to use or disclose to others, or permit the use or disclosure of, any Confidential Information, except as strictly necessary to perform their obligations pursuant to this Agreement and except disclosures that, in the reasoned opinion of counsel for a party, are required by applicable laws, rules or regulations. For purposes of this Agreement, "Reasonable Efforts" means the taking of such reasonable steps, including the expenditure of such time and funds and the commitment of qualified personnel, as are reasonable and necessary for the causation or prevention of an event or condition and as would reasonably have been taken in similar circumstances by a prudent business person of established reputation engaged in a similar business for the advancement or protection of its own economic interest, in light of the consequences of failure to cause or to prevent the occurrence of such event or condition.

     Notwithstanding the foregoing, Confidential Information shall not include
(i) information that may be in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Agreement, and (ii) information that has come to a party from a lawful source not bound to maintain the confidentiality of the information, other than from another party to this Agreement. The provisions of this Section shall not prevent any party to this Agreement from competing with any other party to this Agreement.

     4.2. PUBLIC DISCLOSURE. Except as may otherwise be required by law, any press release announcing or describing the transactions contemplated by this Agreement and the Transaction Documents will be made only in the form and manner approved by the parties hereto, which approval will not be unreasonably withheld.

     4.3. POLICIES IN FORCE. Fremont will deliver to Americo as soon as reasonably practicable after the Closing Date a complete listing of all policies in force included in the Reinsured Business. Neither Fremont General, Fremont Life nor their respective Affiliates shall take any action after the date hereof intended to knowingly solicit or induce exchanges or replacement of the policies constituting the Reinsured Business, nor knowingly exchange or replace any of such policies.

     4.4.  COMMUNICATIONS.

           (a) All communications by Americo or Fremont with any of the policyholders comprising the Reinsured Business subsequent to the date of this Agreement, provided it relates to the transactions contemplated by this Agreement, shall require the approval of the other party in writing prior to release, which approval will not be unreasonably withheld, except as otherwise provided in this Section. Notwithstanding the foregoing, Americo acknowledges that Fremont Life will communicate with policyholders comprising the Reinsured Business subsequent to the date of this Agreement without the prior consent of Americo to process and service the Reinsured Business until, with respect to any particular policy, the Closing Date; provided, all such communications shall be in the ordinary course of business and not inconsistent with the terms of this Agreement. After the Closing Date, Americo may communicate with the policyholders comprising the Reinsured Business in the ordinary course of business without the consent of Fremont. After the assumption reinsurance by Great Southern of any policy included in the Reinsured Business, there shall be no restriction hereunder on Americo's right to communicate with the policyholder.

           (b) Until the Closing, all communications by either Americo or Fremont with agents pertaining to the Reinsured Business shall require the ap-proval of the other party, which approval will not be unreasonably withheld. Notwithstanding the foregoing, Americo acknowledges that Fremont will communicate with such agents with respect to the Reinsured Business without the prior consent of Americo in the ordinary course of administering the Reinsured Business prior to the Closing Date.

     4.5.  SUPPLEMENTAL FINANCIAL STATEMENTS.

           (a) Promptly after December 31, 1995, Fremont shall deliver to Americo true and correct copies of the December 31, 1995 convention statements of Fremont Indemnity Company (a wholly owned subsidiary of Fremont General) and Fremont Life. Such statements shall thenceforth be considered part of the "Fremont Convention Statements" and "Fremont Statutory Statements" as defined in
Section 2.5(b). At the time Fremont General files its annual report on Form 10-K for December 31, 1995, with the Securities and Exchange Commission (the "SEC"), Fremont General shall send such report to Americo. The financial statements in such report shall be considered part of the "Fremont GAAP Statements," as defined in Section 2.5(a).

            (b) Promptly after December 31, 1995, Great Southern shall deliver to Fremont true and correct copies of its December 31, 1995 convention statement. Such statement shall thenceforth be considered part of the "Great Southern Convention Statements" and "Great Southern Statutory Statements" as defined in Section 3.5.


                                    ARTICLE V
                                FREMONT'S AGENTS

     5.1. AGENT CONTRACTS. At the Closing, Fremont Life shall assign to Great Southern all of its rights under the contracts with agents listed in Fremont
Schedule 5.1 hereto (the "Agents") to the extent such rights relate to the Reinsured Business and the period after the Closing Date, and Great Southern shall assume and agree to perform in full all of Fremont's obligations under such contracts relating to the Reinsured Business that are to be performed after the Closing Date. Such assignment and assumption shall be effected in accordance with the Assignment and Assumption Agreement attached hereto as Exhibit G and made a part hereof, which shall be executed and delivered by the parties at the Closing. Fremont shall provide to Great Southern copies of all of such contracts with agents at least 10 business days prior to the Closing.


                                   ARTICLE VI
                             PRE-CLOSING OBLIGATIONS

     6.1. CONSENTS. Each of the parties hereto shall use its best efforts to obtain at the earliest practicable date, and, in any event, prior to the Closing Date, all consents, approvals and other authorizations required to be obtained by it for the consummation of the transactions contemplated hereby, including, without limitation, any consents that might be required to be obtained from the insurance regulatory commissions for the States of California and Texas with respect to this Agreement and the transactions contemplated hereby. The other party will provide such information and documents and otherwise cooperate as the party required to obtain any such consent, approval or authorization may reasonably request. Without limiting the generality of the foregoing, Great Southern shall be responsible for obtaining regulatory approval of the assumption reinsurance contemplated by the agreements described in Sections 1.2(a)(iii and (iv).

     6.2. DUE DILIGENCE ACCESS. Fremont General and Fremont Life jointly and severally agree that from the date of this Agreement until the Closing Fremont will afford to Americo such access upon reasonable notice and during normal business hours to all of Fremont Life's books and records relating to the Reinsured Business as Americo may reasonably request.

     6.3. OPERATION OF FREMONT'S BUSINESS. The parties hereto agree that from the date hereof to the Closing Date, or until such earlier date as this Agreement shall become null and void or is terminated in accordance with the terms hereof, except as provided for in this Agreement or to the extent that Americo shall otherwise consent, Fremont will operate the Reinsured Business as presently operated and only in the ordinary course and, consistent with such operation, will use commercially reasonable efforts to keep available to itself and Americo the good will of its agents, policyholders, customers and others with whom business relationships exist.

     6.4.  INVESTMENT OF ASSETS.

           (a) On January 17, 1996, Fremont Life purchased $300,000,000 of par value of the 5 7/8% U.S. Treasury Bond due November 15, 2005, for a price exclusive of accrued interest equal to 102.015625% of par, such amount ($306,046,875, the "Purchase Cost") being an estimate of the statutory reserves and liabilities (calculated as of December 31, 1995) with respect to the Reinsured Business, less policy loans and the aggregate reinsurance allowance under the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities). Such securities (collectively, the "Portfolio") shall be segregated for purposes of the transactions contemplated by this Agreement. Fremont Life shall take no action affecting the securities held in the Portfolio without the prior written consent of Great Southern and

Great Southern shall have the right to direct Fremont Life to reinvest the securities in the portfolio into other U.S. Government securities or cash.
The reinsurance transactions contemplated by this Agreement shall be consummated at the Closing covering both the universal life business of Fremont Life to be reinsured to ERC (the "UL Block") and the annuities and other business of Fremont Life to be reinsured to ERC (the "Annuities Block").

           (b) At the Closing, the UL Reinsurance Allowance (as defined below) shall be adjusted to offset the change, if any, in the value of the UL Portfolio (as defined below) from the UL Portfolio Purchase Cost (as defined below). Such change shall be measured by obtaining from Salomon Brothers a closing mid-market quotation of the value of the UL Portfolio as of 3:00 p.m. New York time on the last trading day preceding the Closing Date. If the value of the UL Portfolio (excluding accrued interest) at the Closing Date exceeds the UL Portfolio Purchase Cost, then the UL Reinsurance Allowance shall be reduced by the amount of such change in value. Conversely, if the value of the UL Portfolio (excluding accrued interest) at the Closing Date is less than the UL Portfolio Purchase Cost, then the UL Reinsurance Allowance shall be increased by the amount of such change in value.

     For purposes of this Agreement, (i) the "UL Reinsurance Allowance" shall be $7,500,000 (before adjustment); (ii) the "UL Portfolio" shall be that portion of the Portfolio that bears the same ratio to the Portfolio as the reserves attributable to the UL Block (calculated as of December 31, 1995) bear to the sum of the reserves attributable to the UL Block and the reserves attributable to the Annuities Block (each calculated as of December 31, 1995); and (iii) the "UL Portfolio Purchase Cost" shall be that portion of the Purchase Cost that bears the same ratio to the Purchase Cost as the reserves attributable to the UL Block (calculated as of December 31, 1995) bear to the sum of the reserves attributable to the UL Block and the reserves attributable to the Annuities Block (each calculated as of December 31, 1995).

     At the Closing, all or a portion of the securities in the UL Portfolio and cash, if required, shall be transferred by Fremont Life to ERC, at market value, in an aggregate amount equal to the statutory reserves and liabilities with respect to the UL Block, less policy loans related to the UL Block and the UL Reinsurance Allowance (as adjusted), such transfer occurring in connection with the reinsurance to be consummated at the Closing under the Fremont Life-ERC Reinsurance Agreement (Universal Life).

           (c) At the Closing, the Annuities Reinsurance Allowance (as defined below) shall be adjusted to offset the change, if any, in the value of the Annuities Portfolio (as defined below) from the Annuities Portfolio Purchase Cost (as defined below). Such change shall be measured by obtaining from Salomon Brothers a closing mid-market quotation of the value of the UL Portfolio as of 3:00 p.m. New York time on the last trading day preceding the Closing Date. If the value of the Annuities Portfolio (excluding accrued interest) at the Closing Date exceeds the Annuities Portfolio Purchase Cost, then the Annuities Reinsurance Allowance shall be reduced by the amount of such change in value. Conversely, if the value of the Annuities Portfolio (excluding accrued interest) at the Closing Date is less than the Annuities Portfolio Purchase Cost, then the Annuities Reinsurance Allowance shall be increased by the amount of such change in value.

     For purposes of this Agreement, (i) the "Annuities Reinsurance Allowance" shall be $7,500,000 (before adjustment); (ii) the "Annuities Portfolio" shall be that portion of the Portfolio that bears the same ratio to the Portfolio as the reserves attributable to the Annuities Block (calculated as of December 31, 1995) bear to the sum of the reserves attributable to the UL Block and the Annuities Block (each calculated as of December 31, 1995); and (iii) the "Annuities Portfolio Purchase Cost" is that portion of the Purchase Cost that bears the same ratio to the Purchase Cost as the reserves attributable to the Annuities Block (calculated as of December 31, 1995) bear to the total reserves attributable to both the UL Block and the Annuities Block (each as of December 31, 1995).

     Fremont Life shall invest the positive cash flow from new annuity sales after December 31, 1995, at the direction of Great Southern, in corporate bonds. At the Closing, such corporate bonds and all or a portion of the securities in the Annuities Portfolio and cash, if required, shall be transferred by Fremont Life to ERC (at book value for the corporate bonds and at market value for the securities in the Annuities Portfolio) in an aggregate amount equal to the statutory reserves and liabilities with respect to the Annuities Block, less policy loans related to the Annuities Block and the Annuities Reinsurance Allowance (as adjusted), such transfer occurring in connection with the reinsurance to be consummated at the Closing under the Fremont Life-ERC Reinsurance Agreement (Annuities).

           (d) In the event this Agreement is terminated prior to the Closing, then to the extent the value of the Portfolio at the date of termination is less than the Purchase Cost, Great Southern shall pay such amount to Fremont Life, and to the extent the value of the Portfolio at the date of termination is greater than the Purchase Cost, Fremont Life shall pay such amount to Great Southern. In the event this Agreement is terminated prior to the Closing, then to the extent the value of the invested cash flow from new annuity sales at the date of termination is less than the value of such invested cash flow when invested, Great Southern shall pay such amount to Fremont Life, and to the extent the value of the invested cash flow at the date of termination is greater than the value of such invested cash flow when invested, Fremont Life shall pay such amount to Great Southern.


                                   ARTICLE VII
                       CONDITIONS TO FREMONT'S OBLIGATIONS

     Each obligation of Fremont Life and of Fremont General under this Agreement to be performed on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Americo contained herein shall be true and accurate in all material respects as of the date when made and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     7.2. CONSENTS. All consents, approvals, authorizations and clearances from governmental agencies and third parties, including state insurance commissioners, required to consummate the transactions contemplated hereby shall have been obtained; Fremont Life shall be reasonably satisfied that it will receive credit in its respective statutory financial statements as an asset or deduction from liability for Americo's portion of the Reinsured Business, and such approvals and consents shall not contain any term or condition that would have a material adverse effect on the business, operations, assets or financial condition of Fremont or otherwise materially impair the value of the transactions contemplated by this Agreement to then be consummated to Fremont.

     7.3. OPINION OF COUNSEL FOR AMERICO. Americo shall have delivered to Fremont an opinion of Lathrop & Gage L.C., counsel to Americo, dated the Closing Date, in form and substance reasonably satisfactory to Fremont, to the effect that:

           (a) ALI is a corporation duly organized, validly existing and in good standing under the laws of Missouri. Great Southern is a corporation duly organized, validly existing and in good standing under the laws of Texas;

           (b) ALI and Great Southern have the corporate power and authority to enter into this Agreement and the Transaction Documents and the Retrocession Agreement and to perform their obligations thereunder. Great Southern has the corporate power and authority and the requisite insurance licenses to carry on the Reinsured Business.

           (c) This Agreement and the Transaction Documents and the Retrocession Agreement have been duly authorized, executed and delivered by ALI and Great Southern and approved by the Boards of Directors of ALI and Great Southern, and (assuming a valid authorization, execution and delivery of this Agreement and the Transaction Documents by Fremont) are valid, binding and enforceable obligations of ALI and Great Southern, except as the enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, moratorium, reorganization and similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors (including applicable fraudulent conveyance or transfer statutes, Section 548 of the United States Bankruptcy Code and Chapter 428 of the Revised Statutes of Missouri); (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) the availability of the remedy of specific enforcement or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought; (iv) obligations of good faith, fair dealing and commercially reasonable conduct; (v) limitations of public policy including, solely by way of example, limitations on provisions granting to a party the right to obtain reimbursement of its attorneys' fees and litigation costs from another party, and limitations on the enforceability of indemnifications or contribution provisions; (vi) limitations on the right of a party to exercise rights and remedies under the Agreement for defaults by a party if it is determined that the defaults are not material; (vii) limitations on the right of a party to exercise a right or remedy if it is determined that such right or remedy constitutes a penalty or results in a forfeiture; (viii) limitations on prospective waiver of benefits, rights and remedies; and (ix) the assumption that there exist no agreements, understandings or negotiations among the parties that would modify the terms of this Agreement or the Transaction Documents or the Retrocession Agreement or the respective rights or obligations of the parties thereunder.

           (d) All consents, approvals and authorizations from state and federal governmental agencies, including state insurance commissions, and, to the extent the need therefor is known to such counsel or is disclosed in Americo
Schedule 3.7, third parties required to be obtained by Americo for the consummation of the transactions contemplated hereby have been obtained. In rendering the opinions set forth in this subparagraph (d), Lathrop & Gage L.C. may assume that to the extent that the such matters are governed by state law, the applicable law is the law of the State of Texas, and with regard thereto, may rely upon the opinion of Heath, Davis & McCalla.

     7.4. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person (other than the Fremont parties hereto and their Affiliates) or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or that could reasonably be expected materially to damage Fremont if such transactions are consummated.

     7.5. ERC AGREEMENTS. ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities) with Fremont Life substantially in the forms attached hereto as Exhibits H and I, respectively. Great Southern and ERC shall have amended the Retrocession Agreement, and ERC shall have amended the Investment Management Agreement with ALI, each as entered into in connection with Americo's October 2, 1995 assumption reinsurance transaction with the Ohio Life Insurance Company. ERC and Commerce Bank of Kansas City, N.A. shall have entered into an escrow agreement acceptable to Great Southern.

     7.6. TRANSACTION DOCUMENTS. Each of ALI and Great Southern shall have executed and delivered the Transaction Documents to which it is a party.

     7.7. OBLIGATIONS. Great Southern and ALI shall have performed all of their respective covenants and obligations under this Agreement to be performed on or prior to the Closing Date.

                                  ARTICLE VIII
                       CONDITIONS TO AMERICO'S OBLIGATIONS

     Each obligation of ALI and Great Southern under this Agreement to be performed on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     8.1. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Fremont contained herein shall be true and accurate in all material respects as of the date when made and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     8.2. CONSENTS. All consents, approvals, authorizations and clearances from governmental agencies and third parties, including state insurance commissioners, required to consummate the transactions contemplated hereby shall have been obtained; and such approvals and consents shall not contain any term or condition that would have a material adverse effect on the business, operations, assets or financial condition of Americo or otherwise materially impair the value of the transactions contemplated by this Agreement to then be consummated to Americo.

     8.3. OPINION OF COUNSEL FOR FREMONT. Fremont shall have delivered to Americo an opinion of Alan W. Faigin, Esq., counsel to Fremont, dated the Closing Date, in form and substance reasonably satisfactory to Americo, to the effect that:

           (a) Fremont Life and Fremont General are corporations duly organized, validly existing and in good standing under the laws of California and Nevada, respectively;

           (b) No express authorization by Fremont General's Board of Directors is necessary for the Fremont General officer executing this Agreement and the documents contemplated thereby to enter into and bind Fremont General thereto.

           (c) Fremont General and Fremont Life have the corporate power and authority and the requisite insurance licenses to carry on the Reinsured Business as now being conducted and to enter into this Agreement and the Transaction Documents, the Fremont Life-ERC Reinsurance Agreement (Universal
Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities) and to perform their obligations thereunder;

           (d) This Agreement, the Transaction Documents, the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities) have been duly authorized, executed and delivered by Fremont General and Fremont Life and approved by the Boards of Directors of Fremont General and Fremont Life and (assuming a valid authorization, execution and delivery of this Agreement and the Transaction Documents by Americo) are valid, binding and enforceable obligations of Fremont General and Fremont Life, except as the enforceability may be limited or other wise affected by (i) bankruptcy, insolvency, moratorium, reorganization and similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors (including applicable fraudulent conveyance or transfer statutes, Section 548 of the United States Bankruptcy Code and the California Uniform Fraudulent Transfer Act); (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) the availability of the remedy of specific enforcement or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought; (iv) obligations of good faith, fair dealing and commercially reasonable conduct;
(v) limitations of public policy including, solely by way of example, limitations on provisions granting to a party the right to obtain reimbursement of its attorneys' fees and litigation costs from another party, and limitations on the enforceability of indemnifications or contribution provisions; (vi) limitations on the right of a party to exercise rights and remedies under the Agreement for defaults by a party if it is determined that the defaults are not material; (vii) limitations on the right of a party to exercise a right or remedy if it is determined that such right or remedy constitutes a penalty or results in a forfeiture; (viii) limitations on prospective waive of benefits, rights and remedies; and (ix) the assumption that there exist no other agreements, understandings, or negotiations among the parties that would modify the terms of this Agreement, the Transaction Documents, the Fremont Life-ERC Reinsurance Agreement (Universal Life) or the Fremont Life-ERC Reinsurance Agreement (Annuities) or the respective rights or obligations of the parties thereunder. The reinsurance and assumption of the Reinsured Business as contemplated under the Fremont Life-ERC Reinsurance Agreements and the Assumption Reinsurance Agreements will effect a valid transfer of the rights and obligations respecting the Reinsured Business from Fremont Life to the respective reinsurers.

           (e) All consents, approvals and authorizations from state and federal governmental agencies, including state insurance commissioners, and, to the extent the need therefor is known to such counsel or is disclosed in Fremont
Schedule 2.11, third parties required to be obtained by Fremont for the consummation of the transaction contemplated hereby have been obtained.

     8.4. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person (other than the Americo parties hereto or their Affiliates) or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or that could reasonably be expected materially to damage Americo if such transactions are consummated.

     8.5. ERC AGREEMENTS. Fremont Life and ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Universal Life) substantially in the form attached hereto as Exhibit H. Fremont Life shall have transferred to ERC the amount of assets provided for in Article VII of the Fremont Life-ERC Reinsurance Agreement (Universal Life). ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Annuities) with Fremont Life substantially in the form attached hereto as Exhibit I. Fremont Life shall have transferred to ERC the amount of assets provided for in Article VII of the Fremont Life-ERC Reinsurance Agreement (Annuities). ERC shall have amended the Retrocession Agreement with Great Southern and ERC shall have amended the Investment Management Agreement with ALI each as entered into in connection with Americo's October 2, 1995 assumption reinsurance transaction
with The Ohio Life Insurance Company.   ERC and Commerce Bank of Kansas City,
N.A. shall have entered into an escrow agreement acceptable to Great Southern.

     8.6. TRANSACTION DOCUMENTS. Each of Fremont General and Fremont Life shall have executed and delivered the Transaction Documents to which it is a party.

     8.7. OBLIGATIONS. Fremont General and Fremont Life shall have performed all of their respective covenants and obligations under this Agreement to be performed on or prior to the Closing Date.

     8.8. ABSENCE OF CHANGES. During the period from December 31, 1995, to the
Closing Date, there shall not have been any material adverse change in or to the business or financial condition of either Fremont General or Fremont Life.


                                   ARTICLE IX
                       FREMONT'S OBLIGATIONS AFTER CLOSING

     Following the Closing, Fremont General and Fremont Life, jointly and severally, shall perform the following obligations (in addition to their obligations under the Transaction Documents, the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities)):

     9.1. INDEMNIFICATION. Fremont General and Fremont Life shall, jointly and severally, indemnify, defend and hold harmless Americo against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that ALI or Great Southern shall incur or suffer, that arise, result from or relate to:

           (a) any breach of, or failure by Fremont General or Fremont Life to perform, any of their representations, warranties or agreements in this Agreement, the Transaction Documents, the Fremont Life-ERC Reinsurance
Agreement
(Universal Life), the Fremont Life-ERC Reinsurance Agreement (Annuities) or the Assumption Reinsurance Agreement (Annuities) or in any schedule, certificate, exhibit or other instrument furnished by either of them under this Agreement;

           (b) any claim paid subsequent to December 31, 1995 (with respect to universal life policies), and January 1, 1996 (with respect to annuities and other insurance business or otherwise), but incurred prior to December 31, 1995, or January 1, 1996, whichever is appropriate, for which the reserve established and disclosed on Schedule 2.10(c) is not adequate; and

           (c)   (i) the acts or omissions to act by any agent of Fremont, or
(ii) any obligations of Fremont under any contract between Fremont Life or Fremont General and their respective agents or former agents, including obligations arising before the Closing under the contracts with agents described in Article V.

     Americo shall not be entitled to indemnification under subsections (a) or
(c) above unless the amount of damages with respect to such indemnifiable amounts individually or in the aggregate exceeds $25,000, in which event the indemnity provided for in Section 9.1 hereof shall be effective with respect to the entire amount of such damages without regard to the limitation set forth above in this Section.

     Americo shall have the right to offset any and all amounts due ALI or Great Southern from Fremont pursuant to the foregoing indemnifications and all other amounts Fremont have agreed to pay under this Agreement against any amount due to Fremont under the terms of this Agreement and any other Transaction Documents.

     9.2. SPECIFIC PERFORMANCE. Fremont acknowledges that money damages would not be a sufficient remedy for any breach of the covenant contained in
Section 4.5 and that Americo shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for the breach of such covenant, but shall be in addition to all other remedies available at law or in equity to Americo.

     9.3. CLAIM NOTICE. Americo shall promptly notify Fremont of the existence of any claim, demand or other matter to which Fremont's indemnification obliga-tions under this Agreement would apply, and shall give Fremont a reasonable op-portunity to defend the same at its own expense and with counsel of its own selection; provided, Americo shall at all times also have the right to fully participate in the defense at its own expense. If Fremont shall, within a reasonable time after this notice, fail to defend, Americo shall have the right, but not the obligation, to undertake the defense of, and to compromise or set-tle, the claim or other matter on behalf, for the account, and at the risk, of Fremont.

     9.4.  1996 ANNUITY POLICIES.   Fremont Life will continue to accept
applications for new annuity business until June 30, 1996, and will reinsure such business to ERC pursuant to the terms of the Fremont Life-ERC Reinsurance Agreement (Annuities) and to Great Southern under the terms of the Assumption Reinsurance Agreement (Annuities); provided, such additional annuity business shall be on policy forms of Fremont Life existing as of the Closing.

     9.5. FURTHER ASSURANCES. Fremont, at any time on or after the Closing Date, shall execute, acknowledge and deliver any further documents and instruments, and shall take any other action consistent with the terms of this Agreement, that may reasonably be requested by Americo.

     9.6.  POST-CLOSING CEDING COMMISSION ADJUSTMENT.

           (a) To secure its obligations under subsection (c) of this Section, on December 31, 1996, Fremont shall transfer $1,250,000 cash into an escrow account governed by the terms and conditions of an escrow agreement among Commerce Bank, ERC and Fremont Life, which agreement shall be in the form attached hereto as Exhibit M. For purposes of subsection (c), the term "Escrowed Funds" shall mean the $1,250,000 deposited into such escrow account, PLUS any interest accrued thereon and LESS any escrow agent fees and expenses permitted under the terms of such escrow agreement.

           (b) The ceding commission payable by ERC under the Fremont Life-ERC Reinsurance Agreement (Annuities) shall be adjusted two years after the effective date of such agreement (January 1, 1996) in the manner provided in this Section. The amount of the adjustment shall be based on the amount of account value distributed to holders of annuity contracts included in the Reinsured Business as partial withdrawals not subject to surrender charges ("Free Partial Withdrawals"). On January 15, 1998, the rate of Free Partial Withdrawals for the two year period ending on December 31, 1997, and the ceding commission adjustment referred to above shall be determined by Americo and communicated to Fremont General. The rate of Free Partial Withdrawals shall be calculated by dividing the aggregate Free Partial Withdrawals by the weighted monthly average of the annuity account value outstanding at the beginning of each month during such two year period. The ceding commission adjustment shall be calculated as follows:

                Free Partial
               Withdrawal Rate          Ceding Commission Adjustment

              Less than 1%                $0

              1% to 2%                    $250,000, plus an additional $250,000
                                          for every 1/10 of 1% above 1%

              greater than 2%             $2,500,000

           (c) The post-closing ceding commission adjustment, calculated as provided in subsection (b) above, shall be paid by Fremont to ERC immediately after such amount is calculated by Americo. If the ceding commission adjustment exceeds $1,250,000, then the Escrowed Funds shall be paid to ERC in satisfaction of $1,250,000 of Fremont's obligation under this subsection (c), and Fremont shall pay to ERC cash in an amount equal to the difference between the ceding commission adjustment and $1,250,000. If the ceding commission adjustment is less than $1,250,000, then that portion of the Escrowed Funds that is equal to the difference between $1,250,000 and the ceding commission adjustment shall be paid to Fremont, and any remaining portion of the Escrowed Funds shall be paid to ERC in full satisfaction of Fremont's obligation under this subsection (c).

                                    ARTICLE X
                       AMERICO'S OBLIGATIONS AFTER CLOSING

     Following the Closing, ALI and Great Southern jointly and severally agree to perform the following obligations (in addition to their obligations under the Transaction Documents and the Retrocession Agreement):

     10.1. INDEMNIFICATION. ALI and Great Southern shall, jointly and severally, indemnify, defend and hold harmless Fremont against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that Fremont General or Fremont Life shall incur or suffer, that arise, result from or relate to:

                 (a) any breach of, or failure by either ALI or Great Southern to perform, any of their representations, warranties or agreements in this Agreement, the Transaction Documents, the Retrocession Agreement or the Assumption Reinsurance Agreement (Annuities) or in any schedule, cer tificate, exhibit or other instrument furnished by either of them under this Agreement; or

                 (b) any obligation of Great Southern arising after the Closing under any of the contracts with agents listed on Fremont Schedule 5.1.

     Fremont shall not be entitled to indemnification hereunder unless the amount of damages with respect to such indemnifiable amounts individually or in the aggregate exceeds $25,000, in which event the indemnity provided for in
Section 10.1 hereof shall be effective with respect to the entire amount of such damages without regard to the limitation set forth above in this Section.

     Fremont shall have the right to offset any and all amounts due Fremont General or Fremont Life from Americo pursuant to the foregoing indemnifications and all other amounts Americo have agreed to pay under this Agreement against any amount due to Americo under the terms of this Agreement or the Transaction Documents.

     10.2. FURTHER ASSURANCES. Americo, at any time on or after the Closing Date, shall execute, acknowledge and deliver any further documents and instruments, and shall take any other action consistent with the terms of this Agreement, that may reasonably be requested by Fremont.

     10.3. CLAIM NOTICE. Fremont shall promptly notify Americo of the existence of any claim, demand or other matter to which Americo's indemnification obliga-tions under this Agreement would apply, and shall give Americo a reasonable op-portunity to defend the same at its own expense and with counsel of its own selection; provided, Fremont shall at all times also have the right to fully participate in the defense at its own expense. If Americo shall, within a reasonable time after this notice, fail to defend, Fremont shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the claim or other matter on behalf, for the account, and at the risk, of Americo.

     10.4. AGENT DEBIT BALANCES. Americo shall deliver promptly to Fremont Life any amounts received by Americo after the Closing respecting agent debit balances, to the extent such agent debit balances existed at the Closing.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two (2) years and shall be of no further force or effect thereafter.

     11.2. BROKERAGE FEES. Fremont shall be responsible for all obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, including without limitation the fees of Dean Witter Reynolds, Inc.

     11.3. WAIVER. Each party to this Agreement may, by written notice to the other party specifically referring to this Agreement and to the provision being waived, and only by such written notice, (a) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (b) waive compliance with any of the conditions contained in this Agreement, or any of the agreements or obligations of any other party. No delay or omission by any party to this Agreement to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall cause such delay or omission to be construed as a waiver of any such right or power. A waiver by any of the parties to this Agreement of the fulfillment of any of the conditions or agreements to be performed by any other party shall not be construed to be a waiver of any succeeding breach of such condition or agreement or of any other condition or agreement contained in this Agreement.

     11.4. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date delivered, if personally or courier delivered; or (ii) the date received, if sent by facsimile, overnight express or by first class U.S. mail, postage prepaid, to the following address (or any other address provided in writing by subsequent notice in accordance with this Section):

           (a)   If to Fremont Life or Fremont General, to:

                    Fremont Life Insurance Company
                    Attention:  Robert C. Pfeil, Jr.

                    790 The City Drive South, Suite 210
                    Orange, California 92668
                    FAX:  (714) 971-2356

               with a copy to:

                    Fremont General Corp.
                    Attn: Alan W. Faigin, Esq.
                    2020 Santa Monica Boulevard
                    Santa Monica, California  90404
                    FAX:  (310) 315-5593

           (b)   If to ALI or Great Southern, to:

                    Americo Life, Inc.
                    300 W. 11th Street
                    Kansas City, Missouri 64105
                    Attn:  Gary L. Muller, President
                           and Chief Executive Officer
                    FAX:  (816) 391-2018

                with a copy to:

                    Thomas M. Higgins, III, Esq.
                    Lathrop & Gage L.C.
                    2345 Grand Boulevard, Suite 2800
                    Kansas City, Missouri 64108
                    FAX:  (816) 292-2005

                    and

                    Employers Reassurance Corporation
                    Attn:  James D. Maughn
                    5200 Metcalf
                    Overland Park, Kansas  66201
                    FAX:  (913) 676-5349

     11.5. ENTIRE AGREEMENT. This Agreement, including all Schedules and Exhibits attached to this Agreement, constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior or contemporaneous oral or written agreements, proposals, letters of intent and understandings.

     11.6. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     11.7. SEVERABILITY. If any provision of this Agreement is found to be illegal, unenforceable or void by any administrative agency, regulatory body or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement and all other provisions of this Agreement shall remain in full force and effect.

     11.8. AMENDMENTS. This Agreement shall not be amended, in whole or in part, except by an instrument in writing duly executed by the parties to this Agreement.

     11.9. ASSIGNMENT. No portion of this Agreement shall be assignable by any party to this Agreement, including assignments by operation of law pursuant to merger or other similar transactions, without the express written consent of the other party to this Agreement.

    11.10. GOVERNING LAW. This Agreement shall be construed and interpreted under and pursuant to the laws of the State of Missouri, excluding choice of law provisions.

    11.11. HEADINGS. The headings to the sections of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party to this Agreement, nor in any other way affect this Agreement or any part of this Agreement.

    11.12. SCHEDULES. All schedules referred to in this Agreement or attached to this Agreement are incorporated in this Agreement by this reference.

    11.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    11.14. ATTORNEYS' FEES. If the services of an attorney are required by any party to this Agreement to secure the performance of another party or to defend itself against alleged nonperformance in any court of law or other adjudicative tribunal, then the prevailing party shall be entitled to recovery of all reasonable attorneys' fees and related expenses.

    11.15. OBLIGATIONS OF AFFILIATES. In each case in which an Affiliate of a party is obligated, under the terms of this Agreement, to take or refrain from taking any particular action, such party shall take all necessary actions to cause such Affiliate to comply with such obligation. For purposes of this Agreement, the term "Affiliate" of any Person (as defined below) means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first such Person. For purposes of this Agreement, the term "Person" means any individual, corporation, partnership, joint venture, trust or other entity, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract.

    11.16. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended for the benefit of any persons or other than the parties to this Agreement, their successors and assigns.

    11.17. TERMINATION. Notwithstanding favorable action on this Agreement by the boards of directors of the parties hereto or the shareholder of Fremont Life, this Agreement may be terminated:

           (a) By the mutual consent and action of Americo and Fremont at any time;

           (b) By Fremont at the Closing if any of the conditions precedent to its obligations set forth in this Agreement to be performed or satisfied on or before the Closing shall not have been performed and satisfied or if Fremont shall not have expressly waived satisfaction thereof;

           (c) By Americo at the Closing if any of the conditions precedent to its obligations set forth in this Agreement to be performed or satisfied on or before the Closing shall not have been performed and satisfied or if Americo shall not have expressly waived satisfaction thereof; and

           (d) By Americo or Fremont if, for reasons beyond the reasonable control of the terminating party, the Closing shall not have been consummated on or before June 30, 1996, unless otherwise agreed to or by the parties hereto in writing.

     In the event of any termination of this Agreement pursuant to this Section, the terminating party shall give written notice of such termination to the other party to this Agreement and upon the giving of such notice, such termination shall automatically become effective. Termination in accordance with this Section shall not relieve a breaching or defaulting party of liability arising from any breach or default under this Agreement, and certain terms and conditions of this Agreement shall continue in effect, as set forth in this Agreement. Without limiting the generality of the foregoing, termination of this Agreement shall not affect the effectiveness of any provisions of this Agreement that, by their terms or implication, survive termination, including, without limitation, Section 4.3 ("Confidentiality"). Termination of this Agreement because of the non-occurrence of the Closing shall not affect the terms and conditions of this Agreement as they pertain to the transactions consummated at the Closing and any continuing obligations of the parties hereunder respecting such transactions.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                   FREMONT LIFE INSURANCE COMPANY


                                   By _______________________________________
                                      Name __________________________________
                                      Title _________________________________


                                   FREMONT GENERAL CORP.


                                   By _______________________________________
                                      Name __________________________________
                                      Title _________________________________


                                    AMERICO LIFE, INC.


                                   By _______________________________________
                                      Name __________________________________
                                      Title _________________________________


                                   GREAT SOUTHERN LIFE INSURANCE COMPANY


                                   By _______________________________________
                                      Name __________________________________
                                      Title _________________________________













                                      -31-
PAGE

                         SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is made this ___ day of __________, 1995, by and among AMERICO LIFE, INC., a Missouri corporation ("ALI"), and FREMONT INSURANCE COMPANY, a ____________ corporation ("Fremont").

     WHEREAS, Fremont issues and reinsures individual and group annuity and life insurance; and

     WHEREAS, ALI provides administrative services as described in this Agreement to insurance companies and has, or can readily obtain, qualified personnel, equipment and facilities to perform such administrative services for Fremont; and

     WHEREAS, Fremont desires to engage ALI to assist Fremont in certain of its administrative functions as described in this Agreement, and ALI is willing to accept such engagement pursuant to the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   ADMINISTRATIVE SERVICES.

          (a) Fremont hereby engages and appoints ALI, and ALI hereby agrees, to provide to, and perform for, Fremont all of the administrative services reasonably necessary to process, administer and account for the insurance business of Fremont described on the attached Schedule A (the "Reinsured Busi-ness"), including (i) those services described on the attached Schedule B and
(ii) all of the administrative obligations undertaken by Fremont under the Coinsurance Life and Annuity Reinsurance Agreement with Employers Reassurance Corporation ("Fremont Life-ERC Reinsurance Agreement" and "ERC", respectively), including the reporting obligations described in Article VIII thereof and the claims administration obligations described in Article IX thereof (collectively, the "Services").

     During the period from the date hereof until June 30, 1996, Fremont shall make available to ALI such employees of Fremont that ALI requests for the purpose of fulfilling its obligations under this Agreement. ALI shall supervise any of such employees in the performance of such obligations, and shall reimburse Fremont for that portion of such employees' payroll costs attributable to work done for ALI.

          (b) Fremont hereby authorizes ALI to open and administer a bank account on Fremont's behalf for purposes of this Agreement. Fremont shall forward promptly to ALI for deposit into such account all premiums received by Fremont from or for the account of policyholders. ALI shall deposit into such account all amounts received by ALI with respect to the Reinsured Business. ALI shall make all necessary disbursements from such account in connection with the Services.

          (c) ALI may from time to time, within its sole discretion, set crediting rates on interest sensitive business and change the rates for cost of insurance.

     2. SERVICE FEE. As consideration for rendering and providing the Services, ALI shall be entitled to receive a service fee from Fremont calculated as provided in the attached Schedule C (the "Service Fee"). The Service Fee includes any taxes or fees imposed by any state or local authority, which shall be the sole responsibility of ALI. The Service Fee shall be payable to ALI monthly within 25 days after receipt of invoice, and shall constitute full com-pensation to ALI for ALI's performance of the Services. The Service Fee shall be paid by the disbursement of such amount from the account described in Section 1(b).

     3. SUPERVISION BY FREMONT. The performance by ALI of the Services shall be subject to Fremont's reasonable review and supervision. ALI shall perform all Services hereunder in full compliance with applicable federal, state and local laws. Additionally, ALI shall perform all Services hereunder in accordance with standards prevailing in the third party administrators' industry with respect to the performance of similar services.

     For purposes of its obligations hereunder with respect to monies of Fremont on deposit with or under the control of ALI pursuant to this Agreement, ALI shall act in a fiduciary capacity with respect to Fremont. ALI shall promptly prepare and submit to Fremont such invoices as to services provided and costs incurred as Fremont may reasonably request. ALI shall allow representatives of Fremont and ERC to inspect and copy, at all reasonable times, ALI's financial and other records pertaining to the performance by ALI of the Services.

     ALI shall indemnify and hold harmless Fremont from, against and in respect of any liabilities, losses, damages, expenses or deficiencies resulting from (a) ALI's performance of the Services, (b) any amount paid or payable by Fremont for punitive, exemplary or compensatory damages arising out of the conduct of ALI in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy, (c) any statutory penalty imposed upon Fremont because of any unfair trade practice of ALI or any unfair claim practice of ALI, (d) any costs and expenses reasonably incurred by Fremont incident to any actions, suits, proceedings or judgments in respect of the fore-going, including legal and accounting fees and expenses, and (e) guarantee fund assessments incurred by Fremont on account of the Reinsured Business arising from insolvencies occurring after the date hereof; provided, no such assessments shall be reimbursed by ALI unless Fremont has consistently reported zero net premiums with respect to the Reinsured Business in its statutory statements and other filings with state insurance departments. Fremont shall remain responsible for guarantee fund assessments incurred by Fremont on account of the Reinsured Business arising from insolvencies occurring before the date hereof.

     4. THIRD-PARTY AGREEMENTS. Fremont acknowledges that ALI is currently providing services to other entities similar to the Services being provided pursuant to this Agreement and may, as a part of its normal business, perform services and functions similar to the Services for other parties in the future, and that ALI may utilize the same office space, equipment and personnel to perform such services and functions for such other parties as it utilizes to perform the Services for Fremont. Fremont and ALI may contract, at their expense, with third parties as Fremont or ALI deem to be reasonably necessary for the efficient performance of their obligations hereunder.

     5. RESPONSIBLE OFFICERS. Fremont and ALI shall each designate an officer who shall be authorized to represent such party in the performance of its obligations hereunder.

     6.   TERM AND TERMINATION.   This Agreement shall be for a term
commencing
on ____________, 1996, and continuing for so long as any of the Reinsured Business is coinsured by either ERC or Great Southern Life Insurance Company ("Great Southern"), but terminating as to any of the Reinsured Business when and as it is assumed by any of ALI's subsidiaries, unless earlier terminated as provided herein.

          (a)   This Agreement may be terminated in the following manner:

                (i)   By the written consent of the parties hereto;

                (ii) By ALI in the event of a material breach hereof by Fremont, if such breach is not cured or eliminated within 90 days after receipt of written notice thereof to Fremont from ALI; or

                (iii) By Fremont (A) in the event of a material breach hereof by ALI, if such breach is not cured or eliminated within 90 days after receipt of written notice thereof to ALI from Fremont, or (B) if the Fremont Life-ERC Reinsurance Agreement or the Assumption Reinsurance Agreement between Fremont and Great Southern Life Insurance Company terminate.

               Termination in accordance with this Section shall not relieve a breaching or defaulting party of liability arising from any breach or default under this Agreement.

     7. RELATIONSHIP OF PARTIES. In furnishing the Services to Fremont, ALI shall be deemed to be acting as an independent contractor. ALI does not undertake by this Agreement or otherwise to perform any obligation of Fremont, whether regulatory or contractual or otherwise, except as provided herein. ALI shall not be deemed to be a joint venturer with, or a partner of, Fremont; nor shall ALI's employees be deemed to be employees of Fremont or Fremont's employees be deemed to be employees of ALI.

     8. FORCE MAJEURE. ALI and Fremont shall be excused from performance hereunder (other than for payment of monies that are due and payable) for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an act of God, fire, war, civil disturbance, court order, insurance department regulatory order (which, with respect to any party, did not arise from the violation of any law or regulation by such party or any of its affiliates), labor dispute or other cause beyond its reasonable control, and such nonperformance shall not be a ground for termination hereof or assertion of default hereunder. In the event ALI or Fremont shall be excused from performance under this provision, ALI and Fremont shall each use their best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of their respective obligations hereunder.

     9. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

     10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     11. GOVERNING LAW. This Agreement and all rights and obligations of the parties hereunder shall be construed and interpreted under and pursuant to the laws of the State of Missouri, excluding choice of law provisions.

     12. HEADINGS. The headings to the Sections of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto, nor in any other way affect this Agreement or any part hereof.

     13. WAIVER. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall cause any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement contained herein. No waiver or compromise of any provision or condition hereof shall be effective unless evidenced by a written instrument duly executed by the party hereto to be charged with such waiver or compromise.

     14. MISCELLANEOUS. This Agreement shall not be altered or amended except pursuant to an instrument in writing signed by the parties hereto. All schedules referred to herein and attached hereto are hereby incorporated herein and made a part of this Agreement by this reference. Any changes regarding the administration of the Reinsured Business required by ERC under the Fremont Life-ERC Reinsurance Agreement shall be incorporated into this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in two or more counter-parts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     16. CONFIDENTIALITY. ALI and Fremont acknowledge that each party may obtain access to information that the other party considers proprietary and confidential. In the event either party provides information to the other that is considered confidential and proprietary, the disclosing party shall provide written notification thereof to the other party, and such information shall be retained in strict confidence and not used or disclosed to others.

     17. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by certified or registered mail, with postage prepaid, or by facsimile, as follows:

          (a)   If to Fremont, to:

                Fremont Life Insurance Company
                Attn:  ______________________
                790 The City Drive South, Suite 210
                Orange, California 92668
                FAX:  (310) 315-5593

                with a copy to:
                ____________________
                Attn:  _____________
                ____________________
                ____________________
                FAX:  ______________

          (b)   If to ALI, to:

                Americo Life, Inc.
                Attn:  Gary L. Muller, President and
                       Chief Executive Officer
                300 W. 11th Street
                Kansas City, MO 64105
                FAX:  (816) 391-2018

                with a copy to:

                Thomas M. Higgins, III, Esq.
                Lathrop & Gage L.C.
                2345 Grand Boulevard, Suite 2800
                Kansas City, MO 64108
                FAX:  (816) 292-2005
                and

                Employers Reassurance Corporation
                Attn:  Buddy Maughn
                5200 Metcalf Avenue
                Overland Park, Kansas 66201
                FAX:  (913) 676-5349

     18. ENTIRETY OF AGREEMENT. This Agreement, including all schedules attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letter of intent and understandings.

     19. ASSIGNMENT. Except as provided in this Section, no portion of this Agreement shall be assignable by any party hereto, including assignments by operation of law pursuant to merger or other similar transactions, without the express written agreement of the other party hereto in each instance. ALI may transfer and assign any or all of its rights and obligations pursuant to this Agreement (except its obligations relating to investment functions) to a wholly owned subsidiary of ALI; upon such transfer and assignment, ALI shall be relieved of all liability hereunder with respect to such transferred and as-signed obligations.

      20. ATTORNEYS' FEES. If the services of an attorney are required by any party hereto to secure the performance of another party hereto or to defend itself against alleged non performance in any court of law or other adjudicative tribunal, then the prevailing party shall be entitled to recovery of all reasonable attorneys' fees and related expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized by all requisite corporate and other action and approval, on the day and year first above written.

                                              AMERICO LIFE, INC.


                                              By ______________________________
                                                 Name _________________________
                                                 Title ________________________


                                              FREMONT LIFE INSURANCE COMPANY


                                              By ______________________________
                                                 Name _________________________
                                                 Title ________________________

                                    SCHEDULES


     Schedule A     Description of Services

     Schedule B     Reinsured Business

     Schedule C     Service Fee

                                   SCHEDULE A

                             Description of Services

General Corporate Work

     1.   Insurance statements/audits.

     2.   Model office to maintain system.

     3. Actuarial work, including statutorily required cash flow testing, preparation of actuarial memoranda supporting cash flow testing and the actuarial opinion.

     4.   State examination.

     5. Investment functions (in accordance with the attached investment guidelines).

     6.   Provide or cause to be provided mainframe data processing system.

     7.   Insurance or annuity actuarial analysis or research.

     8.   Reinsurance administration.


Agency Department

     1.   Licensing and appointment and cancellation when no longer needed.

     2.   Initial computer set-up -- including commission codes and hierarchy.

     3.   Maintain physical agent file.

     4. System maintenance (e.g., assignments, advance vs. as-earned, hierarchy changes).

     5.   Termination of agent, including debit balance processing.

     6.   Commission processing.

     7.   Mail commission checks and maintain commission files.

     8.   Research agent questions.

     9. Assist Fremont in the calculation of branch manager and field representative bonuses with respect to the Reinsured Business.

     10.  Process commission corrections.

     11.  Handle all commission questions from field.


New Business

     1.   Process annuity and life applications and check for accuracy.

     2.   Input clean applications into carriers' computer systems.

     3.   Maintain permanent policy files.

     4.   Send letters of acceptance for 1035 exchanges.

     5. Monitor the status of IRC Section 9024 rollovers and issue additional letters of acceptance as required.

     6.   Physical issue and delivery of policy.

     7. Process all incoming calls regarding status of annuity and life applications.

     8.   Perform underwriting functions.


Premium Billings and Accounting

     1. Generate periodic billings to policyholders, including nonforfeiture options.

     2.   Process premiums received.

     3.   Deposit premium payments under controls established by the carrier.

     4. Handle the calculation and administration of periodic reinsurance settlements.

Policyowner Service

     1. Process and update policy records for change of ownership, beneficiary, address, conversions, contractual changes, etc.

     2.   Process applications for loans and verify compliance with IRC.

     3. Process partial withdrawals and hardship withdrawals in compliance with IRC.

     4.   Issue checks for loans and withdrawals.

     5.   Process loan repayments.

     6.   Process "not takens" and surrenders.

     7.   Provide quotes on payouts and annuitizations.

     8.   Process annuitizations.

     9.   Handle inquiries from agents on all POS matters.

     10.  Handle inquiries from policyholders.

     11. Perform all tax reporting, including pension/annuity administration, for all Reinsured Business in compliance with IRC.

     12.  Claims/Annuitization.

     13.  Claim adjudication

     14. Generate and mail annual statements to policyholders in accordance with current and future regulations.

                                   SCHEDULE B

                               Reinsured Business

                                   SCHEDULE C

                                   Service Fee













































                                      -12-
PAGE

                  ASSUMPTION REINSURANCE AGREEMENT


     This Assumption Reinsurance Agreement (the "Agreement") is made to be effective as of ____________, 1996 (the "Effective Date"), by and between FREMONT LIFE INSURANCE COMPANY, a California stock life insurance company ("Ceding Company"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a
Texas stock
life insurance company ("Reinsurer").

     WHEREAS, as of the Effective Date, Ceding Company has ceded on a 100% coinsurance basis a certain block of its life and annuity insurance business to Employers Reassurance Corporation ("ERC") pursuant to a Coinsurance Life and Annuity Reinsurance Agreement (the "Fremont Life-ERC Reinsurance Agreement"); and [DESCRIBE HOW A PORTION OF THE BUSINESS WILL BE CEDED AT A
SEPARATE
CLOSING]

     WHEREAS, also as of the Effective Date, ERC has ceded on a 100% coinsurance basis the aforesaid block of business to Reinsurer pursuant to a Modified Coinsurance Life and Annuity Retrocession Agreement (the "Retrocession Agreement"); and

     WHEREAS, on the Assumption Date (as that term is defined herein), Ceding Company desires to transfer all of the aforesaid block of business and such other of its insurance business, which is more fully described on the attached Exhibit A, which is incorporated herein by this reference (the "Reinsured Business"), to Reinsurer on an assumption reinsurance basis; and

     WHEREAS, Reinsurer desires to assume all of the rights and obligations related to the Reinsured Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   ASSUMPTION

     1.1. On each Assumption Date, Ceding Company shall cede all of its right, title and interest in and to the Reinsured Business to Reinsurer and Reinsurer shall assume all (100%) of Ceding Company's obligations and liabilities under the Reinsured Business then being assumed, subject to the terms and conditions set forth herein.

                                   ARTICLE II
                              TRANSFER OF RESERVES

     2.1. On each Assumption Date, and in consideration of the assumption by Reinsurer of that portion of the Reinsured Business then being assumed (the "Assumed Business"), Ceding Company shall transfer, assign and deliver to Reinsurer all of Ceding Company's right, title and interest in assets that consist of (i) the policy loans, policy liens and due and deferred premiums with respect to the Assumed Business (collectively, the "Policyholder Assets") and
(ii) an amount of cash or securities equal to the sum of (A) the statutory reserves and liabilities net of reinsurance ceded as of that Assumption Date required to be established in the manner prescribed for the preparation of Ceding Company's annual statements in [Exhibits 8, 9, 10 and 11] thereof, plus
(B) any other liabilities net of reinsurance ceded as of that Assumption Date with respect to the Assumed Business required to be reflected on [Page 3] thereof, less (C) Policyholder Assets (the net amount resulting from the foregoing calculation being the "Net Amount").


                                   ARTICLE III
                                 ASSUMPTION DATE

     3.1. Ceding Company desires that Reinsurer shall assume at least 75% (seventy-five percent) of the Reinsured Business on a reserves dollars basis from Ceding Company on the Assumption Date. The term "Assumption Date" as used herein shall mean ____________, 199_; provided, (a) if Reinsurer is unable to assume at least 75% of the Reinsured Business on a reserves dollars basis on such date, then, at the option of Ceding Company, the Assumption Date shall be postponed until ____________, 199_; and (b) Ceding Company and Reinsurer may, by mutual agreement, advance the Assumption Date to a date earlier than ____________, 199_, or, if Section 3.1(a) becomes effective, earlier than
____________, 199_.

     3.2. If any portion of the Reinsured Business has not been assumed by Reinsurer as of ____________, 199_ (the "Nonassumed Business"), then (a) all of such Nonassumed Business shall be subject to Article VII herein and
(b) Reinsurer shall continue to use its best efforts to effect an assumption thereof as quickly as possible. If, from time to time and at any time after the first Assumption Date hereunder, Reinsurer becomes capable of assuming all or any portion of the Nonassumed Business, then Reinsurer shall effect the assumption at the earliest possible date by giving Ceding Company at least 30 days prior written notice thereof, and each such date also shall constitute an "Assumption Date" for purposes of this Agreement.

     3.3. If any necessary approval has not been received by Reinsurer of this Agreement or of a Certificate of Assumption (as that term is defined herein) as of any Assumption Date, then notwithstanding any other provision of this Agreement, the Assumption Date as to Reinsured Business subject to such approval shall be the first day of the month following receipt of such approval.

     3.4. If the consent of any policyholder is required by applicable law or regulation for the assumption of any portion of the Reinsured Business and such consent has not been received as of the intended Assumption Date for such portion, then, notwithstanding any other provision of this Agreement, the Assumption Date as to each such policy, contract or rider included in such portion shall be the first day of the month next following the receipt of such consent, whether by active consent or implied consent as allowed pursuant to applicable law or regulation.


                                   ARTICLE IV
                         TRANSFER OF POLICY LIABILITIES

     4.1 As of each Assumption Date hereunder (if more than one) and as to that portion of the Reinsured Business being assumed by Reinsurer on that Assumption Date, Reinsurer shall become the successor to Ceding Company and Reinsurer shall assume full and complete liability for:

     (a) the payment of all claims for benefits incurred on or after the relevant Assumption Date;

     (b) the payment of all claims for benefits incurred prior to the relevant Assumption Date, but not yet paid (reported or not); and

     (c) all other liabilities, claims and expenses of any kind or type whatsoever arising on or after the relevant Assumption Date, including but not limited to claims for damages or losses, including but not limited to punitive or extra contractual damages, incurred in connection with the administration of the Assumed Business or in adjusting, denying, resisting or defending any claims on and after the relevant Assumption Date.

     4.2. Upon assumption of a policy or contract included in the Assumed Business, Reinsurer will be the primary insurer of the risks covered thereby, completely replacing Ceding Company. It is the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of such Assumption Date, so that Ceding Company shall have no further obligations with respect to such Assumed Business.

     4.3. Premiums due or paid with respect to the Assumed Business on and after the relevant Assumption Date, and any loan repayments (and interest payments thereon) made on the Assumed Business on and after the relevant Assumption Date, shall be the sole property of Reinsurer. From and after each Assumption Date, all policyholders under the Assumed Business shall pay all premiums and make any loan repayments (and interest payments thereon) on their policies directly to Reinsurer. All moneys, checks, drafts, orders or other instruments received by Ceding Company after an Assumption Date for premiums related to Assumed Business shall be transferred and delivered to Reinsurer, and any such instruments when so delivered shall bear all indorsements required to effect such transfer and delivery. Reinsurer shall pay all premium taxes as may be required by law on premiums related to Assumed Business received on or after each Assumption Date.

     4.4. Reinsurer shall be authorized to make any defense at law or in equity to any action or claim instituted or made under the Assumed Business to any action or claim instituted or made under the Assumed Business that might or could have been made by Ceding Company had this Agreement not been executed. All of the provisions, conditions, limitations and exclusions contained in the policies and contracts comprising the Assumed Business shall remain in effect notwithstanding the assumption of such policies and contracts by Reinsurer hereunder.


                                   ARTICLE V
                         EFFECT ON EXISTING REINSURANCE

     5.1. The attached Schedule B, which is incorporated herein by this reference, contains a list of all reinsurance agreements in effect as of the Effective Date between Ceding Company and any assuming or ceding reinsurer (the "Reinsurance Agreements"). It is the intention of the parties that Reinsurer shall be substituted for and succeed to all of the rights and liabilities of Ceding Company under the Reinsurance Agreements as of each Assumption Date with respect to that portion of the Reinsured Business then being assumed. Reinsurer shall be wholly and solely responsible for effecting its substitution under each Reinsurance Agreement and the continuation of each Reinsurance Agreement after each Assumption Date. The collectibility of reinsurance under the Reinsurance Agreements shall be at the sole risk and for the account of Reinsurer at and after the Effective Date.

     5.2. As of each Assumption Date, Reinsurer shall be substituted for and shall succeed to all of the rights and liabilities of Ceding Company under the Fremont Life-ERC Reinsurance Agreement with respect to that portion of the Reinsured Business then being assumed. Reinsurer shall be wholly and solely responsible for effecting each such substitution under the Fremont Life-ERC Reinsurance Agreement and for the continuation of the Fremont Life-ERC Reinsurance Agreement after each Assumption Date. The collectibility of reinsurance under the Fremont Life-ERC Reinsurance Agreement shall be at the sole risk and for the account of Reinsurer at and after the Effective Date.


                                   ARTICLE VI
                            ASSUMPTION CERTIFICATES

     6.1. As soon as possible after each Assumption Date and subject to applicable regulatory approval, if any, and at the sole cost and expense of Reinsurer, Reinsurer shall issue to each policyholder of the Assumed Business an assumption certificate in the form set forth in the attached Schedule C, which is incorporated herein by this reference (the "Assumption Certificate"). Notwithstanding the foregoing, (a) if the consent of the policyholders to the assumption is required by applicable law or regulation, a notice of transfer shall be first sent in the form set out in the attached Schedule D, which is incorporated herein by this reference (the "Notice of Transfer"), and the required consent obtained, and (b) the form of Assumption Certificate or Notice of Transfer may be amended if such amendment is required to obtain required regulatory approval or is otherwise appropriate under the circumstances. Reinsurer and Ceding Company shall cooperate with one another in securing such required regulatory approval and amending the Assumption Certificate or Notice of Transfer, whichever the case may be.

     6.2. From time to time after any one or more Assumption Dates, without further consideration, Reinsurer shall execute and deliver such other instruments of assumption, conveyance, assignment, transfer and delivery, and take such other action as Ceding Company reasonably requests, to more effectively accomplish the assumption of the Reinsured Business contemplated herein. Such instruments shall not impose upon Reinsurer any obligation, liability or risk not contemplated by this Agreement.


                                   ARTICLE VII
                                   COINSURANCE

     7.1. Effective ____________, 199_ (the "Coinsurance Date"), Ceding Company shall cede and Reinsurer shall reinsure all Nonassumed Business on a 100% coinsurance basis modified by the terms of this Agreement. The Nonassumed Business shall remain subject to Section 3.2 hereof, and after an Assumption Date, the reinsurance as to the relevant portion of the Nonassumed Business shall be on an assumption basis as provided for herein, the coinsurance provided for herein shall automatically terminate and the assumed portion of the Nonassumed Business shall be deemed to be Assumed Business for all purposes under this Agreement.

     7.2. As of the Coinsurance Date, Reinsurer shall be responsible for all (100%) of the obligations and liabilities under the Nonassumed Business, as if such Nonassumed Business had been assumed by Reinsurer hereunder.

     7.3. Reinsurer shall be entitled to receive the net cash flow with respect to the Nonassumed Business from and after the Coinsurance Date. For the purposes of this Agreement, the term "net cash flow" shall mean the sum of the following, net of amounts due to or from reinsurers, (a) collected premiums, net of premium refunds, less (b) commissions paid, less (c) benefits paid, less
(d) administration expenses, (including but not limited to premium taxes, agent licensing fees and guaranty fund assessments) plus or minus, respectively,
(e) any decrease or increase in policy loans.

     7.4. The coinsurance pursuant to Article VII shall continue in perpetuity as to that part of the Nonassumed Business that has not been assumed pursuant to the terms of this Agreement, until such time as it is assumed or the underlying policies or contracts lapse or otherwise terminate.

     7.5. The parties shall provide a quarterly accounting and cash settlement to each other of the coinsurance transactions hereof, in such form and containing such information as either party may reasonably request, but such quarterly accounting and cash settlement shall terminate with respect to any portion of the Nonassumed Business that is eventually assumed hereunder.

     7.6.     From and after the Coinsurance Date:

     (a) Reinsurer shall maintain reserves with respect to the Reinsured Business in accordance with all requirements of law and commonly accepted actuarial principles applied in a manner consistent with their application immediately prior to the transfer of the Reinsured Business pursuant to this Agreement or, in the event of changes in such principles or applicable law having the effect of requiring greater reserves, in accordance with such changes;

     (b) Reinsurer shall conduct the Reinsured Business in accordance with generally accepted business practices for the reinsurance industry, all applicable law and the requirements of the reinsured policies;

     (c) Reinsurer shall maintain statutory capital and surplus (consisting of cash and securities valued as determined in accordance with principles and practices required by the ____________ Department of Insurance) of not less than the amount necessary to comply with the law of the State of ____________ for an insurance company writing the lines of business being written by Reinsurer;

     (d) Reinsurer shall provide for legal advice to be made available to its claims personnel in connection with administration of claims on the Reinsured Business;

     (e) Reinsurer shall have the authority to take any and all action with respect to, and shall assume the sole risk and liability for, any matter relating to risk management and policy administration, to the extent such authority may be granted by Ceding Company pursuant to applicable law, including but not limited to policy changes, reinstatement standards, premium rate changes, policy renewals, issuance of conversion policies, agents' commissions and administrative methods and procedures;

     (f) To the extent the policies constituting the Reinsured Business require Ceding Company to make loans to policyholders, Reinsurer shall make, out of its own funds, loans for such amounts, at the interest rates and for the terms as such policies require;

     (g) Reinsurer shall bear all expenses arising after the Coinsurance Date including premium taxes and reasonable audit expenses incurred in connection with the administration of the Reinsured Business;

     (h) Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement and litigation concerning the Reinsured Business, including, but not limited to, the selection of counsel; and

     (i) Reinsurer shall bear all expenses incurred in connection with settling claims and litigating claims relating to the Reinsured Business, including, but not limited to, the cost of routine investigations, legal fees and interest charges.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1. At the Effective Date, the Coinsurance Date and each Assumption Date hereunder, Reinsurer represents and warrants to Ceding Company as follows:

     (a) Reinsurer is a corporation duly organized, validly existing, and in good standing under Texas law. Reinsurer has full corporate power and authority to carry on its business as it is now being conducted, to own the properties and assets it now owns relating thereto and to enter into and perform its obligations under this Agreement.

     (b) Reinsurer has taken all corporate actions required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Reinsurer and is the valid and binding obligation of Reinsurer enforceable in accordance with its terms, subject to the qualification that the enforceability hereof may be limited by the effect of bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors, that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and that the validity, binding effect and enforceability hereof may be affected by insurance laws, regulations and rules.

          (c)   (i)     Reinsurer holds licenses to write life insurance and
     to issue annuities of the nature and in the states in which the conduct of its business or the Reinsured Business requires a license, which states are described on the attached Schedule E, which is incorporated herein by this reference; such Schedule also shows the type of license, name of the issuing authority, any restrictions and expiration date. Reinsurer is in good standing to conduct its insurance business and in compliance with all filing and reporting requirements in all of such jurisdictions. There are no proceedings pending or, to the knowledge of Reinsurer, threatened that could result in termination of or failure to renew any such licenses, nor is there any fact known to Reinsurer that is reasonably anticipated to have such result.

               (ii) Reinsurer is qualified or otherwise authorized as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it or the Reinsured Business requires such qualification or authorization, except where the failure to so qualify or be authorized would not have a material adverse effect on it or its business or the Reinsured Business.

     (d) Neither the execution and delivery of this Agreement, nor the performance by Reinsurer of its obligations hereunder, nor the consummation of the transactions contemplated hereby will (i) violate any provision of its Articles of Incorporation or Bylaws; (ii) violate or be in conflict with or constitute a default under or (with the giving of notice or passage of time or both would violate or constitute a default under) any oral or written agreement, instrument, arrangement or understanding to which it is a party or by which it may be bound or accelerate the maturity of any debt or obligation of Reinsurer; (iii) require the consent of any other party, the approval of any court, regulatory agency or other governmental authority; (v) violate any statute, law, rule, regulation, judgment, decree, order of any court, arbitration panel, regulatory agency or other governmental authority to which Reinsurer is subject.

     (e) Reinsurer is in compliance with federal, state, local and foreign laws and regulations applicable to it, except for instances of noncompliance that individually or in the aggregate would not have a material adverse effect on the Reinsured Business or the business, assets, liabilities, reinsurance arrangements, prospects, operations, condition (financial or otherwise) or results of operations of Reinsurer.


     (f) There is no action, proceeding or investigation pending or, to the knowledge of Ceding Company, threatened against Reinsurer before any court, arbitrator or administrative or government body that would (i) materially adversely affect the Reinsured Business or the business, financial condition or property of Reinsurer or (ii) prevent the consummation of this Agreement or the transactions contemplated hereby or declare the same to be unlawful.

     (g) Except as set forth on Schedule 8.1(g), no consent, authorization order or approval, or filing with any governmental commission, board or other regulatory body is required to be obtained or made by Reinsurer for and in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

     (h) The attached Schedule G, which is incorporated herein by this reference, sets forth a list of all reinsurance agreements and treaties to which Reinsurer is a party that are related to the Reinsured Business. Reinsurer has made available to Ceding Company for review copies of said reinsurance agreements and treaties. Except as set forth on Schedule G, this Agreement, the Fremont Life-ERC Reinsurance Agreement, the Retrocession Agreement, insurance contracts to be issued in the ordinary and usual course of business, ordinary and usual reinsurance agreements and ordinary and usual agents' and general agents' contracts, Reinsurer is not a party to any material contract to be performed in the future relating to the Reinsured Business.

     (i) None of the statements or information contained in any representation, warranty or covenant of Reinsurer set forth in this Agreement contains any misstatement of a material fact or omits any statement necessary to make the statements made not materially misleading.

     8.2. At the Effective Date, the Coinsurance Date and each Assumption Date hereunder, Ceding Company represents and warrants to Reinsurer as follows:

     (a) Ceding Company is a corporation duly organized, validly existing and in good standing under ____________ law. Ceding Company has full corporate power and authority to carry on its business as it is now being conducted, to own the properties and assets it now owns relating thereto and to enter into and perform its obligations under this Agreement.

     (b) Ceding Company has taken all corporate actions required by law, its Articles of Incorporation or its Regulations to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Ceding Company and is the valid and binding obligation of Ceding Company enforceable in accordance with its terms, subject to the qualification that the enforceability hereof may be limited by the effect of bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors, that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and that the validity, binding effect and enforceability hereof may be affected by insurance laws, regulations and rules.

          (c)     (i)     Ceding Company holds licenses to write life insurance
     and to issue annuities of the nature and in the states in which the conduct of the Reinsurance Business requires a license, which states are described on the attached Schedule H, which is incorporated herein by this reference; such Schedule also shows the type of license, name of the issuing authority, any restrictions and expiration date. Ceding Company is in good standing to conduct its insurance business and in compliance with all filing and reporting requirements in all of such jurisdictions. There are no proceedings pending or, to the knowledge of Ceding Company, threatened that could result in termination of or failure to renew any such licenses, nor is there any fact known to Ceding Company that is reasonably anticipated to have such result.

               (ii) Ceding Company is qualified or otherwise authorized as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it requires such qualification or authorization, except where the failure to so qualify or be authorized would not have a material adverse effect on it or its business.

     (d) Neither the execution and delivery of this Agreement, nor the performance by Ceding Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby will (i) violate any provision of its Articles of Incorporation or Bylaws; (ii) violate or be in conflict with or constitute a default under or (with the giving of notice or passage of time or both would violate or constitute a default under) any oral or written agreement, instrument, arrangement or understanding to which it is a party or by which it may be bound or accelerate the maturity of any debt or obligation of Ceding Company; (iii) require the consent of any other party, the approval of any court, regulatory agency or other governmental authority; (v) violate any statute, law, rule, regulation, judgment, decree, order of any court, arbitration panel, regulatory agency or other governmental authority to which Ceding Company is subject.

     (e) Ceding Company is in compliance with federal, state, local and foreign laws and regulations applicable to it, except for instances of noncompliance that individually or in the aggregate would not have a material adverse effect on the Reinsured Business.

     (f) Since the Effective Date, and except for these changes in the operations of Ceding Company contemplated by the Master Agreement of even date herewith among Reinsurer, Ceding Company and others, and the Transaction Documents (as that term is defined in the Master Agreement), Ceding Company has not:

          (i) suffered any change in its financial condition, assets or reserves that is materially adverse;

          (ii) suffered any material decrease in the amount of, or any material change in the nature of, its insurance in force;

          (iii) incurred (other than in the ordinary course of business) any liabilities or obligations or increased any policy claims, contingency or other reserves to an extent that materially and adversely affects it;

          (iv) made any material change in any accounting practice utilized for Ceding Company Statutory Statements (as that term is defined herein), except as may have been required by a change in the statutory accounting practices prescribed by state regulatory agencies; or

          (v) amended or canceled, or agreed to amend or cancel, any reinsurance agreement, treaty or arrangement material to the Reinsured Business.

     (g) The attached Schedule I, which is incorporated herein by this reference, includes the Annual Convention Statements (including all amendments) of Ceding Insurer for the years ended [December 31, 1993, and December 31, 1994,] and its quarterly statements dated [March 31, 1995], in each case as filed with the insurance commissioners of ____________ and certain other states in accordance with applicable law. All such annual and quarterly statements are hereinafter referred to as the "Ceding Company Convention Statements." Schedule I also includes statutory statements of Ceding Insurer for the years ended [December 31, 1993, and December 31, 1994]. All such audited statutory statements are hereinafter referred to as the "Ceding Company Audited Statutory Statements." Such Ceding Company Convention Statements and Ceding Company Audited Statutory Statements (collectively, the "Ceding Company Statutory Statements") were prepared in accordance with statutory accounting practices prescribed or permitted by the ____________ Insurance Department, present fairly the admitted assets, liabilities and surplus of Ceding Company at the end of each of the periods then ended and the results of its operations and the changes in its surplus for each of the periods then ended in conformity with accounting practices prescribed or permitted by the ____________ Insurance Department, applied on a consistent basis throughout the specified periods and in the immediately prior comparable periods, except as described in such Ceding

Company Statutory Statements and except for year end adjustments for interim financial statements. The Schedules and schedules included in Ceding Company Statutory Statements, when considered in relation to the requirements for Ceding Company Statutory Statements to which they relate, present fairly in all material respects the data purported to be shown thereby.

     (h) There is no action, proceeding or investigation pending or, to the knowledge of Ceding Company, threatened against Ceding Company before any court, arbitrator or administrative or government body that would (i) materially adversely affect the Reinsured Business or the business, financial condition or property of Ceding Company or (ii) prevent the consummation of this Agreement or the transactions contemplated hereby or declare the same to be unlawful.

     (i) No consent, authorization order or approval, or filing with any governmental commission, board or other regulatory body is required to be obtained or made by Ceding Company for and in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

     (j) None of the statements or information contained in any representation, warranty or covenant of Ceding Company set forth in this Agreement contains any misstatement of a material fact or omits any statement necessary to make the statements made not materially misleading.


                                   ARTICLE IX
                                    CLOSING

     9.1. At the Coinsurance Date and each Assumption Date, there shall be a closing (the "Closing") of the transactions to occur on each of such dates. The Closing shall take place at the offices of Reinsurer, 300 W. 11th Street, Kansas City, Missouri 64105, at 10:00 a.m. local time on the Coinsurance Date or Assumption Date, whichever the case may be, or at such other place and time as the parties may agree in writing.

     9.2. At each Closing, Reinsurer shall deliver to Ceding Company the following documents:

     (a) The resolutions of Reinsurer's Board of Directors authorizing the execution and delivery by Reinsurer of this Agreement and the performance by Reinsurer of its obligations under this Agreement, certified by Reinsurer's secretary as to the continued effectiveness of such resolutions as of each Closing;

     (b) A certificate dated as of the Closing and executed by Reinsurer certifying that all of Reinsurer's representations and warranties contained in this Agreement are true and accurate as of each Closing as though each of those representations and warranties had been made on that date;

     (c) The legal opinion of Reinsurer's counsel, in form and substance reasonably satisfactory to Ceding Company, to the effect that:

          (i) Reinsurer is a corporation duly organized, validly existing and good standing under the laws of Texas;

          (ii) Reinsurer has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and Reinsurer has the corporate power and authority and the requisite insurance licenses or authority to consummate the transactions contemplated at each Closing;

          (iii) This Agreement has been duly authorized, executed and delivered by Reinsurer and approved by the Board of Directors of Reinsurer, and is the valid and binding obligation of Reinsurer except as the same may be limited or otherwise affected by (A) bankruptcy, insolvency, moratorium, reorganization and similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors (including applicable fraudulent conveyance or transfer statutes, Section 548 of the United States Bankruptcy Code and ____________; (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (C) the availability of the remedy of specific enforcement or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought; (D) obligations of good faith, fair dealing and commercially reasonable conduct; (E) limitations of public policy including, solely by way of example, limitations on provisions granting to a party the right to obtain reimbursement of its attorneys' fees and litigation costs from another party, and limitations on the enforceability of indemnification or contribution provisions; (F) limitations on the right of a party to exercise rights and remedies under the Agreement for defaults by a party if it is determined that the defaults are not material; (G) limitations on the right of a party to exercise a right or remedy if it is determined that such right or remedy constitutes a penalty or results in a forfeiture; (H) limitations on prospective waiver of benefits, rights and remedies; and (I) the assumption that there exist no agreements, understandings or negotiations among the parties that would modify the terms of this Agreement or the respective rights or obligations of the parties thereunder; and

          (iv) All consents, approvals and authorizations from state and federal governmental agencies, including state insurance commissions, and third parties, required to be obtained by Reinsurer for the consummation of the transactions contemplated at each Closing have been obtained. In rendering the opinions set forth in this subparagraph, Reinsurer's counsel may, to the extent that such matters are governed by the law of the State of Texas, rely upon the opinion of Texas counsel reasonably acceptable to Ceding Company.

     9.3. At each Closing, Ceding Company shall deliver to Reinsurer the following documents:

     (a) The resolutions of Ceding Company's Board of Directors authorizing the execution and delivery by Ceding Company of this Agreement and the performance by Ceding Company of its obligations under this Agreement, certified by Ceding Company's secretary as to the continued effectiveness of such resolutions as of each Closing;

     (b) A certificate dated as of the Closing and executed by Ceding Company certifying that all of Ceding Company's representations and warranties contained in this Agreement are true and accurate as of each Closing as though each of those representations and warranties had been made on that date;

     (c) The legal opinion of Ceding Company's counsel, in form and substance reasonably satisfactory to Reinsurer, to the effect that:

          (i) Ceding Company is a corporation validly existing and good standing under the laws of ____________;


          (ii) Ceding Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and Ceding Company has the corporate power and authority to consummate the transactions contemplated at each Closing;

          (iii) This Agreement has been duly authorized, executed and delivered by Ceding Company and approved by the Board of Directors and shareholder of Ceding Company, and is the valid and binding obligation of Ceding Company except as the same may be limited or otherwise affected by
     (A) bankruptcy, insolvency, moratorium, reorganization and similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors (including applicable fraudulent conveyance or transfer statutes, Section 548 of the United States Bankruptcy Code and ____________; (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (C) the availability of the remedy of specific enforcement or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought; (D) obligations of good faith, fair dealing and commercially reasonable conduct; (E) limitations of public policy including, solely by way of example, limitations on provisions granting to a party the right to obtain reimbursement of its attorneys' fees and litigation costs from another party, and limitations on the enforceability of indemnification or contribution provisions; (F) limitations on the right of a party to exercise rights and remedies under the Agreement for defaults by a party if it is determined that the defaults are not material; (G) limitations on the right of a party to exercise a right or remedy if it is determined that such right or remedy constitutes a penalty or results in a forfeiture; (H) limitations on prospective waiver of benefits, rights and remedies; and (I) the assumption that there exist no agreements, understandings or negotiations among the parties that would modify the terms of this Agreement or the respective rights or obligations of the parties thereunder; and

          (iv) All consents, approvals and authorizations from state and federal governmental agencies, including the ____________ Department of Insurance, and, to the knowledge of such counsel, third parties required to be obtained by Ceding Company for the consummation of the transactions contemplated at each Closing have been obtained.

                                   ARTICLE X
                                  INSOLVENCY

     10.1. Reinsurer's obligations under this Agreement shall be without diminution and in no way be affected or diminished because of Ceding Company's insolvency. In the event of such an insolvency and the appointment of a conservator, liquidator or statutory successor of Ceding Company, the reinsurance payable by Reinsurer pursuant to this Agreement shall be payable directly to such conservator, liquidator or statutory successor immediately upon demand on the basis of claims allowed against Ceding Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. The conservator, liquidator or statutory successor shall give Reinsurer written notice of the pendency of any claims against Ceding Company with respect to the Reinsured Business within a reasonable time after the claim is filed in an insolvency proceeding. Reinsurer shall have the right, but at its own expense, to investigate the claim and interpose in the name of Ceding Company, its conservator, liquidator or statutory successor in the proceeding where the claim is to be adjudicated, any defense or defenses that Reinsurer may deem to be available to Ceding Company or its conservator, liquidator or statutory successor. The expense thus incurred by Reinsurer shall be payable, subject to court approval, out of Ceding Company's estate as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to Ceding Company in conservation or liquidation solely as a result of the defense undertaken by Reinsurer. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or where incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Agreement are deemed to be mutual debts or creditors, as the case may be, and shall be set off, and only the balance shall be allowed or paid.


                                   ARTICLE XI
             RECORDS AND ACCOUNTING; COMMUNICATION TO
POLICYHOLDERS;
                           ANNUAL FINANCIAL STATEMENTS

     11.1. Prior to an Assumption Date, Ceding Company's files, books and records related to the Reinsured Business shall remain the sole property of Ceding Company, and Reinsurer shall have the right at any reasonable time and upon reasonable prior notice to take possession of and/or to inspect or to send a representative to inspect such records, as in each case it may reasonably request, to enable it to perform its responsibilities under this Agreement. As soon as practicable after each Assumption Date hereunder, Ceding Company shall transfer, convey, assign and deliver title and possession to Reinsurer of all files, books and records related to the Reinsured Business then being assumed, and thereafter Ceding Company shall have the right at any reasonable time and upon reasonable prior notice to inspect or send a representative to inspect such records for any reasonable purpose. Without limiting the generality of the foregoing, the parties recognize that from time to time hereunder, each party will need access to certain books and records in the custody of the other party for, without limitation, financial reporting and tax return preparation purposes and that, upon the reasonable request of a party, each party shall give to the requesting party and its actuaries, agents, attorneys and accountants as promptly as reasonably possible reasonable access to such books and records as the requesting party may require for the stated purposes (including the right to make copies).

     11.2. Ceding Company shall deliver to Reinsurer as promptly as practicable after the Effective Date a complete listing of all policies in force relating to the Reinsured Business as of the Effective Date.

     11.3. After the Effective Date, Reinsurer can communicate with the policyholders comprising the Reinsured Business in the ordinary course of business without the consent of Ceding Company.

     11.4. Reinsurer agrees that, from the Effective Date until each Assumption Date, Reinsurer will afford to Ceding Company such access upon reasonable notice and during normal business hours to all of the books and records of Reinsurer relating to the Reinsured Business as Ceding Company may reasonably request.

     11.5. (a) Until all Reinsured Business has been assumed by Reinsurer hereunder, Reinsurer shall, as soon as they are available, but in any event not later than 90 days after the end of such accounting year, provide Ceding Company with Reinsurer's annual convention statements for the accounting year most recently ended. In addition not later than 100 days after the end of each accounting year Reinsurer will provide Ceding Company its audited financial statements for the accounting year most recently ended, or in the event Reinsurer does not have audited separate company financial statements, the financial statements of Reinsurer for the accounting year most recently ended certified by the chief financial officer of Reinsurer, that the financial information contained in the foregoing annual convention statements and audited financial statements fairly presents the assets, liabilities, financial condition and results of operations of Reinsurer as of the dates thereof and for the periods covered thereby in conformity with statutory accounting practices as prescribed by state insurance regulatory authorities, except as stated therein or in the notes thereto.

     (b) Upon delivery to Ceding Company, such financial statements shall constitute Statutory Statements for all purposes of this Agreement, including but not limited to Section 8.1(g).


                                  ARTICLE XII
                                    CONSENTS

     12.01. Prior to each Assumption Date hereunder, Reinsurer shall use its best efforts to obtain at the earliest practicable date all consents, approvals and other authorizations required to be obtained by it for the consummation of the transactions contemplated hereby including, without limitation, any consents or approvals that might be required to be obtained from insurance regulatory authorities with respect to this Agreement and the transactions contemplated hereby, except that Ceding

Company shall be responsible for obtaining any approvals from the ____________ Department of Insurance with respect to its obligations under this Agreement. Ceding Company shall provide such information and documents and otherwise cooperate as Reinsurer may reasonably request in obtaining such consents, approvals or other authorizations.


                                 ARTICLE XIII
                          TERMINATION AND ABANDONMENT

     13.1. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned prior to the Coinsurance Date or the first Assumption Date, whichever shall occur first, (a) by mutual written consent of Reinsurer and Ceding Company; (b) by delivery of written notice from either party to the other party if such other party fails to perform its obligations at any Closing as contemplated by Article IX hereunder; or (c) by Ceding Company by delivery of written notice to Reinsurer if Ceding Company reasonably believes that Reinsurer shall be unable to assume at least 75% of the Reinsured Business on a reserves dollars basis on or before ____________, 199_.

     13.2. After the Coinsurance Date or the first Assumption Date, whichever shall occur first:

     (a) This Agreement may not be terminated with respect to any Assumed Business, it being the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the relevant Assumption Date.

     (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned as to any Nonassumed Business prior to any subsequent Assumption Date (a) by mutual written consent of Reinsurer and Ceding Company or (b) by delivery of written notice from either party to the other party if such other party fails to perform its obligations at any Closing as contemplated by Article IX hereunder. In the event of such termination, the coinsurance of such Nonassumed Business shall terminate and such Nonassumed Business shall be recaptured by Ceding Company. On the effective date of termination, Reinsurer shall transfer, convey, assign and deliver to Ceding Company assets satisfactory to Ceding Company in an amount equal to the Net Amount, as such Net Amount would be calculated with respect to the recaptured Nonassumed Business under Section 2.1(a) hereof. Reinsurer shall be obligated to make such transfer regardless of whether assets then held under the Custodial Account are sufficient to satisfy these transfer obligations.

                                  ARTICLE XIV
                                  ARBITRATION

     14.1.     (a)     In the event of any difference arising hereafter between
the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the parties to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the initiating party may appoint a second arbitrator.

     (b) If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

     (c) The arbitrators shall consider this Agreement not merely as a legal document but also as a gentlemen's agreement. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision, except as permitted by applicable law.

     (d) Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

     (e) The arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association except that the parties shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of 60 days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions, and grant injunctive relief. The arbitrators shall be entitled to retain a lawyer to advise them as to legal matters, but such lawyer shall have none of the relationships to either of the parties that are proscribed above for arbitrators. The arbitration hearings shall commence no sooner than 90 days after the date the final arbitrator is appointed and not later than 120 days after such date. The arbitration hearing shall be conducted during normal working hours on business days without interruption or adjournment of more than two days at any one time or six days in the aggregate. The arbitrators shall deliver to the parties their decision in writing within 10 days after the conclusion of the arbitration hearing.

     (f) Any arbitration instituted pursuant to this section shall be held in ____________, or such other place that is mutually agreeable to the parties, with the precise location being as agreed upon by the parties or, absent such agreement, at a location designated by the American Arbitration Association resident manager in ____________.

     (g) Notwithstanding any other provision of this Section, nothing contained in this Agreement shall require arbitration of any issue for which injunctive relief is properly sought by either party to this Agreement.

     (h) Notwithstanding any other provision of this Article XIV, if Reinsurer seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator or conservator (including any state insurance regulatory agency acting in such a capacity), Ceding Company shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration and may elect to bring any action with respect to such claim, dispute or cause of action in any court of competent jurisdiction.


                                   ARTICLE XV
                                 INDEMNIFICATION

     15.1. Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Ceding Company that arise out of or result from any breach of any agreement to be performed by Reinsurer under this Agreement (regardless of when such agreements are to be performed). Additionally, Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any Losses that Ceding Company may incur with respect to the Reinsured Business after the Coinsurance Date or the first Assumption Date, whichever shall occur first, including, without limitation, Losses arising in the ordinary course of business in the Reinsured Business under any contractual or other obligation ceded to or accepted by Reinsurer pursuant to this Agreement or arising out of Reinsurer's conduct with regard to the Reinsured Business, including punitive damages as a result of such conduct.

     15.2. Ceding Company shall indemnify, defend, save and hold Reinsurer harmless from and against any and all Losses incurred or sustained by Reinsurer that arise out of or result from any breach of any agreement to be performed by Ceding Company under this Agreement (regardless of when such agreements are to be performed).

     15.3. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in or assume, each at its own expense, the defense of any such claim or process or settlement thereof. After notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expense in connection with such defense. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments.

     Notwithstanding the foregoing, with respect to any matter that is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification that the indemnifying party is obligated to pay under this Agreement, the amount of indemnification that the indemnified party shall be entitled to receive shall be reduced to an amount that the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.


                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

     16.1. Each of Ceding Company and Reinsurer represents and warrants to the other that it has not incurred or agreed to pay any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify and hold the other harmless against and in respect of its representations and warranties set forth in this Section.

     16.2. Reinsurer and Ceding Company, by mutual consent, may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of each of the parties hereto.

     16.3. Each party to this Agreement may, by written notice to the other party specifically referring to this Agreement and to the provision being waived, and only by such written notice, (a) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (b) waive compliance with any of the covenants or any of the obligations of any other party. The waiver by any party hereto to a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     16.4. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)     If to Ceding Company, to:

               Fremont Life Insurance Company
               Attn:  ____________________
               790 The City Drive South, Suite 210
               Orange, California 92668
               FAX:  (310) 315-5593

          with a copy to:

               ____________________
               Attn:  _______________
               ____________________
               ____________________
               FAX:  ______________

     (b)     If to Reinsurer, to:

               Great Southern Life Insurance Company
               Attn:  Mr. Gary L. Muller
               300 West 11th Street
               Kansas City, Missouri 64105
               FAX:  (816) 391-2018

          with a copy to:

               Thomas M. Higgins, III, Esq.
               Lathrop & Gage L.C.
               2345 Grand Boulevard
               Kansas City, MO 64108
               FAX:  (816) 292-2005

or to such other person or address as either party shall furnish the other party in writing.

     16.5. Whether or not the transfer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     16.6. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Reinsurer hereunder may not be assigned without the prior written consent of Ceding Company.

     16.7. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws (excluding provisions relating to choice of law) of the State of Missouri.

     16.8. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.9. This Agreement, including the Schedules attached hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     16.10. Nothing in this Agreement is intended for the benefit of any persons other than the parties hereto, their successors and assigns and, if the transactions contemplated under this Agreement are consummated, the holders and beneficiaries under the policies which constitute the Reinsured Business.

     16.11. Should Ceding Company fail to cede reinsurance that otherwise would have been ceded in accordance with the provisions of this Agreement, or should either Ceding Company or Reinsurer fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight, or clerical error on the part of either, then this Agreement shall not be deemed abrogated thereby, but both parties shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT
MAY BE ENFORCED
BY THE PARTIES.

CEDING COMPANY:                              FREMONT LIFE INSURANCE COMPANY

                                             By_______________________________
                                                Name__________________________
                                                 Title________________________


REINSURER:                                   GREAT SOUTHERN LIFE INSURANCE
                                             COMPANY

                                             By_______________________________
                                                Name__________________________
                                                 Title________________________

                                   SCHEDULE A

                              REINSURED BUSINESS

                                   SCHEDULE B

                            THE REINSURANCE AGREEMENTS

                                   SCHEDULE C

                           THE ASSUMPTION CERTIFICATE

                                   SCHEDULE D

                               NOTICE OF TRANSFER

                                   SCHEDULE E

                              LICENSING OF REINSURER

                                   SCHEDULE F

                          REINSURER'S FINANCIAL STATEMENTS

                                   SCHEDULE G

                       REINSURER'S REINSURANCE AGREEMENTS

                                   SCHEDULE H

                          LICENSING OF CEDING COMPANY

                                   SCHEDULE I

                       CEDING COMPANY'S FINANCIAL STATEMENTS

                 ASSUMPTION REINSURANCE AGREEMENT
                                   (ANNUITIES)


     This Assumption Reinsurance Agreement (the "Agreement") is made this ____ day of February, 1996 (the "Effective Date"), by and between FREMONT LIFE INSURANCE COMPANY, a California stock life insurance company ("Ceding Company"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas stock life insurance company
("Reinsurer").

     WHEREAS, Ceding Company has ceded on a 100% coinsurance basis a certain block of its annuity and other insurance business to Employers Reassurance Corporation ("ERC") pursuant to an Automatic Coinsurance Annuity Reinsurance Agreement (the "Fremont Life-ERC Reinsurance Agreement (Annuities)"); and

     WHEREAS, ERC has ceded on a 100% coinsurance basis the aforesaid block of business to Reinsurer pursuant to a Modified Coinsurance Life and Annuity Retrocession Agreement (the "Retrocession Agreement"); and

     WHEREAS, on the Assumption Date (as that term is defined herein), Ceding Company desires to transfer all of the aforesaid block of business and such other of its insurance business, which is more fully described on the attached Schedule A, which is incorporated herein by this reference (the "Reinsured Business"), to Reinsurer (a) on a coinsurance basis effective as of the Effective Date and (b) on an assumption reinsurance basis effective as of the Assumption Date (as such term is defined herein); and

     WHEREAS, Reinsurer desires to assume all of the rights and obligations related to the Reinsured Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   COINSURANCE

     1.1. As of the Effective Date, Ceding Company shall cede and Reinsurer shall reinsure all of the Reinsured Business on a 100% coinsurance basis modified by the terms of this Agreement. All Nonassumed Business shall remain subject to Section 5.2 hereof, and after an Assumption Date, the reinsurance as to the relevant portion of the Nonassumed Business shall be on an assumption basis as provided for herein, the coinsurance provided for herein shall automatically terminate and the assumed portion of the Nonassumed Business shall be deemed to be Assumed Business for all purposes under this Agreement.

     1.2. As of the Effective Date, Reinsurer shall be responsible for all (100%) of the obligations and liabilities under the Reinsured Business.

     1.3. Reinsurer shall be entitled to receive the net cash flow with respect to the Reinsured Business from and after the Effective Date. For the purposes of this Agreement, the term "net cash flow" shall mean the sum of the following, net of amounts due to or from reinsurers, (a) collected premiums, net of premium refunds, less (b) commissions paid, less (c) benefits paid, less
(d) administration expenses, (including but not limited to premium taxes, agent licensing fees and guaranty fund assessments) plus or minus, respectively,
(e) any decrease or increase in policy loans.

     1.4. The coinsurance pursuant to Article I shall continue in perpetuity as to that part of the Reinsured Business that has not been assumed pursuant to the terms of this Agreement, until such time as it is assumed or the underlying policies or contracts lapse or otherwise terminate.

     1.5. The parties shall provide a quarterly accounting and cash settlement to each other of the coinsurance transactions hereof, in such form and containing such information as either party may reasonably request, but such quarterly accounting and cash settlement shall terminate with respect to any portion of the Reinsured Business that is eventually assumed hereunder.

     1.6.  From and after the Effective Date:

           (a) Reinsurer shall maintain reserves with respect to the Reinsured Business in accordance with all requirements of law and commonly accepted actuarial principles applied in a manner consistent with their application immediately prior to the transfer of the Reinsured Business pursuant to this Agreement or, in the event of changes in such principles or applicable law having the effect of requiring greater reserves, in accordance with such changes;

           (b) Reinsurer shall conduct the Reinsured Business in accordance with generally accepted business practices for the reinsurance industry, all applicable law and the requirements of the reinsured policies;

           (c) Reinsurer shall maintain statutory capital and surplus (consisting of cash and securities valued as determined in accordance with principles and practices required by the Texas Department of Insurance) of not less than the amount necessary to comply with the law of the State of Texas for an insurance company writing the lines of business being written by Reinsurer;

           (d) Reinsurer shall have the authority to take any and all action with respect to, and shall assume the sole risk and liability for, any matter relating to risk management and policy administration, to the extent such authority may be granted by Ceding Company pursuant to applicable law, including but not limited to policy changes, reinstatement standards, premium rate changes, policy renewals, issuance of conversion policies, agents' commissions and administrative methods and procedures;

           (e) Reinsurer shall bear all expenses arising after the Effective Date including premium taxes and reasonable audit expenses incurred in connection with the administration of the Reinsured Business;

           (f) Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement and litigation concerning the Reinsured Business, including, but not limited to, the selection of counsel; and

           (g) Reinsurer shall bear all expenses incurred in connection with settling claims and litigating claims relating to the Reinsured Business, including, but not limited to, the cost of routine investigations, legal fees and interest charges.

     1.7. (a) Reinsurer shall indemnify, defend and hold harmless Ceding Company against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that Ceding Company shall incur or suffer, that arise, result from or relate to any failure by ERC to perform its duties under the Fremont Life-ERC Reinsurance Agreement (Annuities), subject to the following:

                (i) Ceding Company shall assign to Reinsurer all of Ceding Company's rights against ERC under the Fremont Life-ERC Reinsurance Agreement (Annuities) with respect to such failure to perform by ERC. Ceding Company shall fully cooperate with Reinsurer in any action by Reinsurer against ERC regarding such failure to perform by ERC, and any action may be brought by Reinsurer in Ceding Company's name.

                (ii) If it is finally determined in any proceeding regarding such failure to perform by ERC that ERC's failure to perform was justified in whole or in part because of Ceding Company's breach of the Fremont Life-ERC Reinsurance Agreement (Annuities), then Reinsurer's indemnification obligation shall terminate and Ceding Company shall reimburse for any amounts Reinsurer expended indemnifying Ceding Company with respect to ERC's failure to perform.

           (b) Ceding Company shall promptly notify Reinsurer of the existence of any claim, demand or other matter to which Reinsurer's indemnification obli-gations under this Agreement would apply, and shall give Reinsurer a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided, Ceding Company shall at all times also have the right to fully participate in the defense at its own expense. If Reinsurer shall, within a reasonable time after this notice, fail to defend, Ceding Company shall have the right, but not the obligation, to undertake the defense of, and to com-promise or settle, the claim or other matter on behalf, for the account, and at the risk, of Reinsurer.

           (c) This Section 1.7 shall terminate as of the Assumption Date; provided, that it shall survive as to any matters as to which Ceding Company has provided notice to Reinsurer prior to the Assumption Date.

                                   ARTICLE II
                              TRANSFER OF RESERVES

     2.1. On the Effective Date, and in consideration of the coinsurance by Reinsurer of the Reinsured Business, Ceding Company shall transfer, assign and deliver to Reinsurer all of Ceding Company's right, title and interest in assets that consist of (i) the policy loans, policy liens and due and deferred premiums with respect to the Reinsured Business (collectively, the "Policyholder Assets") and (ii) an amount of cash or securities equal to the sum of (A) the statutory reserves and liabilities net of reinsurance ceded as of the Effective Date required to be established in the manner prescribed for the preparation of Ceding Company's annual statements in Exhibits 8, 9, 10 and 11 thereof, plus
(B) any other liabilities net of reinsurance ceded as of the Effective Date with respect to the Reinsured Business required to be reflected on Page 3 thereof, less (C) Policyholder Assets (the net amount resulting from the foregoing calculation being the "Net Amount").


                                   ARTICLE III
                          TRANSFER OF POLICY LIABILITIES


     3.1. As of the Effective Date, Reinsurer shall become the successor to Ceding Company and Reinsurer shall assume full and complete liability for:

           (a) the payment of all claims for benefits incurred on or after the Effective Date in connection with the Reinsured Business;

           (b) the payment of all claims for benefits incurred prior to the Effective Date in connection with the Reinsured Business, but not yet paid (reported or not); and

           (c) all other liabilities, claims and expenses of any kind or type whatsoever arising on or after the Effective Date, including but not limited to claims for damages or losses, including but not limited to punitive or extra contractual damages, incurred in connection with the administration of the Reinsured Business or in adjusting, denying, resisting or defending any claims on and after the Effective Date.

     3.2. Upon assumption of a policy or contract included in the Reinsured Business, Reinsurer will be the primary insurer of the risks covered thereby, completely replacing Ceding Company (such assumed policies and contracts being referred to herein as the "Assumed Business"). It is the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the Assumption Date, so that Ceding Company shall have no further obligations with respect to such Assumed Business.

     3.3. Premiums due or paid with respect to the Reinsured Business on and after the Effective Date, and any loan repayments (and interest payments thereon) made on the Reinsured Business on and after the Effective Date, shall be the sole property of Reinsurer. From and after the Effective Date, all policyholders under the Reinsured Business shall pay all premiums and make any loan repayments (and interest payments thereon) on their policies directly to Reinsurer. All moneys, checks, drafts, orders or other instruments received by Ceding Company after the Effective Date for premiums related to the Reinsured Business shall be transferred and delivered to Reinsurer, and any such instruments when so delivered shall bear all indorsements required to effect such transfer and delivery. Reinsurer shall pay all premium taxes as may be required by law on premiums related to the Reinsured Business received on or after the Effective Date.

     3.4. Reinsurer shall be authorized to make any defense at law or in equity to any action or claim instituted or made under the Reinsured Business to any action or claim instituted or made under the Reinsured Business that might or could have been made by Ceding Company had this Agreement not been executed.
All of the provisions, conditions, limitations and exclusions contained in the policies and contracts comprising the Reinsured Business shall remain in effect notwithstanding the assumption of such policies and contracts by Reinsurer hereunder.


                                   ARTICLE IV
                                   ASSUMPTION

     4.1. On the Assumption Date, Ceding Company shall cede all of its right, title and interest in and to the Reinsured Business to Reinsurer and Reinsurer shall assume all (100%) of Ceding Company's obligations and liabilities under the Reinsured Business, subject to the terms and conditions set forth herein.

     4.2 All liabilities assumed by Reinsurer with respect to the Reinsured Business are subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations and cancellations as the policies issued with respect to the Reinsured Business. Reinsurer accepts and assumes such liabilities subject to all defenses, set-offs and counterclaims to which Ceding Company would be entitled with respect to the Reinsured Business.

     On the assumption date, Reinsurer shall be the successor to Ceding Company under the policies issued with respect to the Reinsured Business. Such policies shall be the direct obligations of Reinsurer, and the Ceding Company shall have no liabilities therefor. Reinsurer shall substitute itself in the place of Ceding Company as if named in the place of Ceding Company. The Insureds (as defined below) shall thereafter disregard Ceding Company as a party to such policies. For the purposes of this Agreement, "Insured" or "Insureds" shall mean any person or entity entitled to claim or receive benefits under any policy issued with respect to the Reinsured Business. After the assumption date, the Insureds shall have (i) the right to file claims arising under the Reinsured Business directly with Reinsurer and (ii) a direct right of action against the Reinsurer and the Reinsurer hereby consents to be subject to direct action taken by any Insured with respect to claims after the Assumption Date. The rights of any Insured shall be limited and consist of those rights set forth in the policies issued with respect to the Reinsured Business and Insureds shall not have the right to receive a greater amount under such policy than such Insured would have had in the absence of this Agreement.

                                    ARTICLE V
                                 ASSUMPTION DATE

     5.1. The term "Assumption Date" as used herein shall mean that date on which Reinsurer has obtained approval to assume all or part of the Reinsured Business, which date shall not be later than December 31, 1996.

     5.2. If any portion of the Reinsured Business has not been assumed by Reinsurer as of the Assumption Date (all Reinsured Business hereunder being referred to as the "Nonassumed Business" until such business has been assumed), then (a) such portion of the Reinsured Business shall remain subject to
Article I hereof and (b) Reinsurer shall continue to use its best efforts to effect an assumption thereof as quickly as possible. If, from time to time and at any time after the Assumption Date, Reinsurer becomes capable of assuming all or any portion of the Nonassumed Business, then Reinsurer shall effect the assumption at the earliest possible date by giving Ceding Company written notice thereof, and each such date also shall constitute an "Assumption Date" for purposes of this Agreement.


                                   ARTICLE VI
                             ASSUMPTION CERTIFICATES

     6.1. As soon as possible after each Assumption Date and subject to applicable regulatory approval, if any, and at the sole cost and expense of Reinsurer, Reinsurer shall issue to each policyholder of the Assumed Business an assumption certificate in the form set forth in the attached Schedule B, which is incorporated herein by this reference (the "Assumption Certificate"). Notwithstanding the foregoing, (a) if the consent of the policyholders to the assumption is required by applicable law or regulation, a notice of transfer shall be first sent in the form set out in the attached Schedule C, which is incorporated herein by this reference (the "Notice of Transfer"), and the required consent obtained, and (b) the form of Assumption Certificate or Notice of Transfer may be amended if such amendment is required to obtain required regulatory approval or is otherwise appropriate under the circumstances. Reinsurer and Ceding Company shall cooperate with one another in securing such required regulatory approval and amending the Assumption Certificate or Notice of Transfer, whichever the case may be.

     6.2. From time to time after any one or more Assumption Dates, without further consideration, Reinsurer shall execute and deliver such other instruments of assumption, conveyance, assignment, transfer and delivery, and take such other action as Ceding Company reasonably requests, to more effectively accomplish the assumption of the Reinsured Business contemplated herein. Such instruments shall not impose upon Reinsurer any obligation, liability or risk not contemplated by this Agreement.


                                   ARTICLE VII
                         EFFECT ON EXISTING REINSURANCE

     7.1. The attached Schedule D, which is incorporated herein by this reference, contains a list of all reinsurance agreements in effect as of the Effective Date between Ceding Company and any assuming or ceding reinsurer (the "Reinsurance Agreements"). It is the intention of the parties that Reinsurer shall be substituted for and succeed to all of the rights and liabilities of Ceding Company under the Reinsurance Agreements as of the Assumption Date. Reinsurer shall be wholly and solely responsible for effecting its substitution under each Reinsurance Agreement and the continuation of each Reinsurance Agreement after the Assumption Date. The collectibility of reinsurance under the Reinsurance Agreements shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.

     7.2. As of the Assumption Date, Reinsurer shall be substituted for and shall succeed to all of the rights and liabilities of Ceding Company under the Fremont Life-ERC Reinsurance Agreement (Annuities) with respect to the Reinsured Business. Reinsurer shall be wholly and solely responsible for effecting such substitution under the Fremont Life-ERC Reinsurance Agreement (Annuities) and for the continuation of the Fremont Life-ERC Reinsurance Agreement (Annuities) after the Assumption Date. The collectibility of reinsurance under the Fremont Life-ERC Reinsurance Agreement (Annuities) shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1. At the Effective Date, Reinsurer represents and warrants to Ceding Company as set forth in Article III of that certain Master Agreement dated as of February 26, 1996, among Americo Life, Inc., Reinsurer, Fremont General Corp. and Ceding Company (as amended or modified, the

"Master Agreement"), to extent the representations and warranties set forth in such Article III pertain to Reinsurer. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.

     8.2. At the Effective Date, Ceding Company represents and warrants to Reinsurer as set forth in Article II of the Master Agreement, to the extent the representations and warranties set forth in such Article II pertain to Ceding Company or the Reinsured Business. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.


                                   ARTICLE IX
                                   INSOLVENCY

     9.1. Reinsurer's obligations under this Agreement shall be without diminution and in no way be affected or diminished because of Ceding Company's insolvency. In the event of such an insolvency and the appointment of a conservator, liquidator or statutory successor of Ceding Company, the reinsurance payable by Reinsurer pursuant to this Agreement shall be payable directly to such conservator, liquidator or statutory successor immediately upon demand on the basis of claims allowed against Ceding Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. The conservator, liquidator or statutory successor shall give Reinsurer written notice of the pendency of any claims against Ceding Company with respect to the Reinsured Business within a reasonable time after the claim is filed in an insolvency proceeding. Reinsurer shall have the right, but at its own expense, to investigate the claim and interpose in the name of Ceding Company, its conservator, liquidator or statutory successor in the proceeding where the claim is to be adjudicated, any defense or defenses that Reinsurer may deem to be available to Ceding Company or its conservator, liquidator or statutory successor. The expense thus incurred by Reinsurer shall be payable, subject to court approval, out of Ceding Company's estate as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to Ceding Company in conservation or liquidation solely as a result of the defense undertaken by Reinsurer. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or where incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Agreement are deemed to be mutual debts or creditors, as the case may be, and shall be set off, and only the balance shall be allowed or paid.


                                    ARTICLE X
             RECORDS AND ACCOUNTING; COMMUNICATION TO
POLICYHOLDERS;
                           ANNUAL FINANCIAL STATEMENTS

     10.1. As soon as practicable after the Effective Date, Ceding Company shall transfer, convey, assign and deliver title and possession to Reinsurer of all files, books and records related to the Reinsured Business. The parties recognize that from time to time hereunder, each party will need access to certain books and records in the custody of the other party for, without limitation, financial reporting and tax return preparation purposes and that, upon the reasonable request of a party, each party shall give to the requesting party and its actuaries, agents, attorneys and accountants as promptly as reasonably possible reasonable access to such books and records as the requesting party may require for the stated purposes (including the right to make copies).

     10.2. Ceding Company shall deliver to Reinsurer as promptly as practicable after the Effective Date a complete listing of all policies in force relating to the Reinsured Business as of the Effective Date.

     10.3. After the Effective Date, Reinsurer can communicate with the policyholders comprising the Reinsured Business in the ordinary course of business without the consent of Ceding Company.

     10.4. Reinsurer agrees that, from the Effective Date until each Assumption Date, Reinsurer will afford to Ceding Company such access upon reasonable notice and during normal business hours to all of the books and records of Reinsurer relating to the Nonassumed Business as Ceding Company may reasonably request.

     10.5. (a) Until all Reinsured Business has been assumed by Reinsurer hereunder, Reinsurer shall, as soon as they are available, but in any event not later than 90 days after the end of such accounting year, provide Ceding Company with Reinsurer's annual convention statements for the accounting year most recently ended. In addition not later than 100 days after the end of each accounting year Reinsurer will provide Ceding Company its audited financial statements for the accounting year most recently ended, or in the event Reinsurer does not have audited separate company financial statements, the financial statements of Reinsurer for the accounting year most recently ended certified by the chief financial officer of Reinsurer, that the financial information contained in the foregoing annual convention statements and audited financial statements fairly presents the assets, liabilities, financial condition and results of operations of Reinsurer as of the dates thereof and for the periods covered thereby in conformity with statutory accounting practices as prescribed by Texas insurance regulatory authorities, except as stated therein or in the notes thereto.

           (b) Upon delivery to Ceding Company, such financial statements shall constitute Statutory Statements for all purposes of this Agreement, including but not limited to Section 8.1.


                                   ARTICLE XI
                                    CONSENTS


     11.01. Prior to each Assumption Date hereunder, Reinsurer shall use its best efforts to obtain at the earliest practicable date all consents, approvals and other authorizations required to be obtained by it for the consummation of the transactions contemplated hereby including, without limitation, any consents or approvals that might be required to be obtained from insurance regulatory authorities with respect to this Agreement and the transactions contemplated hereby, except that Ceding Company shall be responsible for obtaining any approvals from the California Department of Insurance with respect to its obligations under this Agreement. Ceding Company shall provide such information and documents and otherwise cooperate as Reinsurer may reasonably request in obtaining such consents, approvals or other authorizations.


                                   ARTICLE XII
                           TERMINATION AND ABANDONMENT

     12.1. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned prior to the first Assumption Date by mutual written consent of Reinsurer and Ceding Company.

     12.2. After the first Assumption Date:

           (a) This Agreement may not be terminated with respect to any Assumed Business, it being the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the relevant Assumption Date.

           (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned as to any Nonassumed Business prior to any subsequent Assumption Date by mutual written consent of Reinsurer and Ceding Company. In the event of such termination, the coinsurance of such Nonassumed Business shall terminate and such Nonassumed Business shall be recaptured by Ceding Company. On the effective date of termination, Reinsurer shall transfer, convey, assign and deliver to Ceding Company assets satisfactory to Ceding Company in an amount equal to the Net Amount, as such Net Amount would be calculated with respect to the recaptured Nonassumed Business under Section 2.1(a) hereof.


                                  ARTICLE XIII
                                   ARBITRATION


     13.1. (a) In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the parties to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the initiating party may appoint a second arbitrator.

           (b) If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

           (c) The arbitrators shall consider this Agreement not merely as a legal document but also as a gentlemen's agreement. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision, except as permitted by applicable law.

           (d) Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

           (e) The arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association except that the parties shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of 60 days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions, and grant injunctive relief. The arbitrators shall be entitled to retain a lawyer to advise them as to legal matters, but such lawyer shall have none of the relationships to either of the parties that are proscribed above for arbitrators. The arbitration hearings shall commence no sooner than 90 days after the date the final arbitrator is appointed and not later than 120 days after such date. The arbitration hearing shall be conducted during normal working hours on business days without interruption or adjournment of more than two days at any one time or six days in the aggregate. The arbitrators shall deliver to the parties their decision in writing within 10 days after the conclusion of the arbitration hearing.

           (f) Any arbitration instituted pursuant to this section shall be held in Kansas City, Missouri, or such other place that is mutually agreeable to the parties, with the precise location being as agreed upon by the parties or, absent such agreement, at a location designated by the American Arbitration Association resident manager in Kansas City, Missouri.

           (g) Notwithstanding any other provision of this Section, nothing contained in this Agreement shall require arbitration of any issue for which injunctive relief is properly sought by either party to this Agreement.

           (h) Notwithstanding any other provision of this Article XIII, if Reinsurer seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator or conservator (including any state insurance regulatory agency acting in such a capacity), Ceding Company shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration and may elect to bring any action with respect to such claim, dispute or cause of action in any court of competent jurisdiction.

                                   ARTICLE XIV
                                 INDEMNIFICATION


     14.1. Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Ceding Company that arise out of or result from any breach of any agreement to be performed by Reinsurer under this Agreement (regardless of when such agreements are to be performed). Additionally, Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any Losses that Ceding Company may incur with respect to the Reinsured Business after the Effective Date, including, without limitation, Losses arising in the ordinary course of business in the Reinsured Business under any contractual or other obligation ceded to or accepted by Reinsurer pursuant to this Agreement or arising out of Reinsurer's conduct with regard to the Reinsured Business, including punitive damages as a result of such conduct.

     14.2. Ceding Company shall indemnify, defend, save and hold Reinsurer harmless from and against any and all Losses incurred or sustained by Reinsurer that arise out of or result from any breach of any agreement to be performed by Ceding Company under this Agreement (regardless of when such agreements are to be performed).

     14.3. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in or assume, each at its own expense, the defense of any such claim or process or settlement thereof. After notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expense in connection with such defense. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments.

     Notwithstanding the foregoing, with respect to any matter that is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification that the indemnifying party is obligated to pay under this Agreement, the amount of indemnification that the indemnified party shall be entitled to receive shall be reduced to an amount that the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

     15.1. Reinsurer and Ceding Company, by mutual consent, may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of each of the parties hereto.

     15.2. Each party to this Agreement may, by written notice to the other party specifically referring to this Agreement and to the provision being waived, and only by such written notice, (a) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (b) waive compliance with any of the covenants or any of the obligations of any other party. The waiver by any party hereto to a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     15.3. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)     If to Ceding Company, to:

               Fremont Life Insurance Company
               Attn:  Robert C. Pfeil, Jr.
               790 The City Drive South, Suite 210
               Orange, California 92668
               FAX:  (310) 315-5593
          with a copy to:

               Fremont General Corp.
               Attn:  Alan W. Faigin, Esq.
               2020 Santa Monica Boulevard
               Santa Monica, California  90404
               FAX:  (310) 315-5593

     (b)     If to Reinsurer, to:

               Great Southern Life Insurance Company
               Attn:  Mr. Gary L. Muller
               300 West 11th Street
               Kansas City, Missouri 64105
               FAX:  (816) 391-2018

          with a copy to:

               Thomas M. Higgins, III, Esq.
               Lathrop & Gage L.C.
               2345 Grand Boulevard
               Kansas City, MO 64108
               FAX:  (816) 292-2005

or to such other person or address as either party shall furnish the other party in writing.

     15.5. Whether or not the transfer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     15.6. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Reinsurer hereunder may not be assigned without the prior written consent of Ceding Company.

     15.7. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws (excluding provisions relating to choice of law) of the State of Missouri.

     15.8. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.9. This Agreement, including the Schedules and Exhibits attached hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     15.10. Nothing in this Agreement is intended for the benefit of any persons other than the parties hereto, their successors and assigns and, if the transactions contemplated under this Agreement are consummated, the holders and beneficiaries under the policies which constitute the Reinsured Business.

     15.11. Should Ceding Company fail to cede reinsurance that otherwise would have been ceded in accordance with the provisions of this Agreement, or should either Ceding Company or Reinsurer fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight, or clerical error on the part of either, then this Agreement shall not be deemed abrogated thereby, but both parties shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT
MAY BE ENFORCED
BY THE PARTIES.

CEDING COMPANY:                    FREMONT LIFE INSURANCE COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

REINSURER:                         GREAT SOUTHERN LIFE INSURANCE
                                   COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

                                   SCHEDULE A

                               REINSURED BUSINESS

     The Reinsured Business includes all liabilities associated with all annuity policies issued or assumed by Fremont Life in force on January 1, 1996 (with respect to annuities and other insurance policies), or issued by Fremont Life to become effective on or after such dates, respectively, including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC.

                                   SCHEDULE B

                            THE ASSUMPTION CERTIFICATE

                                   SCHEDULE C

                               NOTICE OF TRANSFER

                                   SCHEDULE D

                            THE REINSURANCE AGREEMENTS

Rob Pfeil is preparing

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Agreement") is dated this ___ day of February, 1996, by and between FREMONT LIFE INSURANCE
COMPANY, a
California corporation ("Assignor"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas corporation ("Assignee").

     WHEREAS, Assignor and Assignee are parties to a Master Agreement (herein as amended, supplemented or otherwise modified, the "Master Agreement") dated as of February 26, 1996, among Assignor, Assignee, Americo Life, Inc. (Assignee's ultimate parent) and Fremont General Corp. (Assignor's parent), pursuant to which Assignor agreed to cede certain insurance business to Assignee; and

     WHEREAS, pursuant to Section 5.1 of the Master Agreement, Assignor agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, certain of Assignor's rights and obligations under the contracts with insurance agents listed on the attached Schedule A (the "Agent Contracts"); and

     WHEREAS, accordingly, Assignor desires to assign, and Assignee desires to assume, certain of Assignor's rights and obligations under the Agent Contracts, on the terms stated herein;

     NOW, THEREFORE, in accordance with the terms of the Master Agreement and in consideration of the mutual agreements contained herein and in the Master Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. ASSIGNMENT OF AGENT CONTRACTS. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's rights and interest in, to and under the Agent Contracts effective from and after the date hereof to the extent such rights relate to the Reinsured Business (as defined in the Master Agreement) and the period after the date hereof.

     2. ASSUMPTION OF LIABILITIES. Assignee hereby assumes and agrees to pay or perform when due all obligations of Assignor under the Agent Contracts to the extent such obligations relate to the Reinsured Business and the period after the date hereof.

     3. MISCELLANEOUS. Each party to this Agreement shall execute and deliver such instruments, documents and other written information and take such other actions as the other party may reasonably require to carry out the intent of this Agreement. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective suc-cessors and assigns. This Agreement shall be governed by and construed in accordance with Missouri law, excluding choice of law provisions.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement as of the date first above written.


                                        FREMONT LIFE INSURANCE COMPANY

                                        By ___________________________________
                                           Name ______________________________
                                           Title _____________________________

                                        GREAT SOUTHERN LIFE INSURANCE COMPANY

                                        By ___________________________________
                                           Name ______________________________
                                           Title _____________________________

                                   SCHEDULE A

                                 Agent Contracts

Securplan Plus Agency Marketing Agreement dated January 1, 1993 and Addendum thereto dated April 19, 1994 between Fremont Life (then known as Commercial Bankers Life Insurance Company) and Brokers International, Ltd.

Agency Marketing Agreement and Addendum thereto each dated July 1, 1994 between
Fremont Life and Alliance for Mature Americans Insurance Services.







































                                       -3-
PAGE

        AUTOMATIC COINSURANCE ANNUITY REINSURANCE AGREEMENT

                        Employers Reassurance Corporation
                                        of
                               Overland Park, Kansas
                      (hereinafter called the Corporation)

agrees with the Reinsured named in the Schedule made a part hereof, in consideration of the mutual covenants hereinafter contained, as follows:

                                   ARTICLE I

APPLICATION OF AGREEMENT.   This agreement applies to loss under the
insurance
policies described in Item 5 of the Schedule (hereinafter called policies or policy) paid by the Reinsured on or after the effective date of this agreement.

This agreement does not apply with respect to the mortgage term insurance contracts classified by the Reinsured as Financial Institution (AMPAC) Business.


                                   ARTICLE II

ENTIRE AGREEMENT.   This agreement shall constitute the entire agreement
between
the parties with respect to the business being reinsured hereunder. There are no other understandings between the parties other than as expressed in this agreement. Any change or modification to this agreement shall be null and void unless made by amendment to this agreement and signed by both parties.


                                  ARTICLE III


REINSURANCE AND MISCELLANEOUS OBLIGATIONS.   The Corporation will
indemnify the
Reinsured against the percentage specified in Schedule Item 6 of loss to which this agreement applies.

The Corporation is also obligated to the Reinsured for 100% of the following two items; (1) experience refund payments made by the Reinsured under the policies;
(2) premium and other deposit fund payments made by the Reinsured to the insureds under the policies. For purposes of this paragraph, the word "insureds" includes policy owners and policy beneficiaries. The two preceding items are hereinafter referred to as miscellaneous obligation payments.


                                   ARTICLE IV


RECAPTURE.   The Reinsured does not have any rights to recapture the policies.

                                   ARTICLE V

PRODUCER COMMISSION.   The Corporation is obligated to the Reinsured for the
commissions paid by the Reinsured to its producers of the policies.


                                   ARTICLE VI

DEFINITIONS.   The word "policies" means the insurance forms described in the
Schedule and includes conditional receipts pertaining thereto and conversions, reinstatements and exchanges thereof.

The word "loss" shall mean only such amounts as are actually paid by the Reinsured for benefits afforded under the policies, in settlement of claims for benefits under the policies, or in satisfaction of judgments for benefits under the policies; provided that, in the event of the insolvency of the Reinsured, "loss" shall mean the amount of policy benefits which the Reinsured has incurred or is liable for, and payment by the Corporation shall be made to the liquidator, receiver or other statutory successor of the Reinsured in accordance with the provisions of the Insolvency Clause attached to and made a part of this agreement. The word "loss" shall include life insurance proceeds payable by reason of death which remain unpaid because of the nature of the settlement option selected. The word "loss" includes cash values paid by the Reinsured because of policy surrenders. The word "loss" shall not include:

(1)     claim expenses;

(2)     salaries paid to employees of the Reinsured;

(3) any amount paid by the Reinsured for punitive, exemplary or compensatory damages arising out of the conduct of the Reinsured in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy; provide that, this subparagraph (3) shall not apply if the Corporation has, in advance of any such conduct by the Reinsured, counseled with the Reinsured and concurred in the Reinsured's course of conduct;

(4) any statutory penalty imposed upon the Reinsured on account of any unfair trade practice or any unfair claim practice;

(5)     amounts collected under other reinsurance.

The term "claim expenses" shall mean statutory interest payable on insurance proceeds, court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, but the term "claim expenses" shall not include salaries paid to employees of the Reinsured.

Annuity claims shall be deemed to be "incurred" on the policy maturity date.

The word "exchange" means that an insurance contract reinsured hereunder is traded for another plan of equal or smaller face amount, without requirement for full evidence of insurability.

The term "other reinsurance" means those contracts entered into by the Reinsured with insurance companies other than the Corporation which reinsure the policies.

"Miscellaneous reserves and liabilities" means the sum of the following:

(a)     due or accrued agent commissions;

(b)     premiums due or accrued on other reinsurance;

(c)     premium suspense;

(d)     liability for premium and other deposit funds.


"Miscellaneous assets" means the sum of the following:

(a)     gross due accident and health premiums;

(b)     amounts recoverable under other reinsurance.


The term "UL Treaty" means the Coinsurance Universal Life Reinsurance Agreement of December 31, 1995 between the Corporation and the Reinsured.

The term "Portfolio" means the $300,000,000 par value 5 7/8% U.S. Treasury Bond due November 15, 2005 purchased by the Reinsured with respect to this agreement and the UL Treaty on January 17, 1996.

The term "Annuity policy reserves" means the Reinsured s statutory reserves applicable to this agreement.

The term "Annuity Portfolio Segment" means the portion of the Portfolio determined by dividing the Annuity policy reserves by the sum of the UL Treaty policy reserves and the Annuity policy reserves, all three as of the effective date of this agreement.

The term "First Annuity Adjustment" means A + B, where:

A     =    the change in the value of the Annuity Portfolio Segment from 3:00
           p.m. January 17, 1995 to 3:00 p.m. on the day preceding the transfer date, both New York time, based on a quotation from Solomon Brothers. An increase in said value will decrease the ceding commission. A decrease in said value will increase the ceding commission; and

B     =    the investment income earned from the effective date to the transfer date at the annual rate of 6.0% on: (1) the initial consideration minus the First Annuity Adjustment; and on (2) the cash flow from the policies.

The cash flow from the policies shall be determined in a manner consistent with
Article XII.

The term "Second Annuity Adjustment" means the amount of the Free Partial Withdrawals made during calendar years 1996 and 1997, to be calculated during the month of January, 1998, as follows:

Rate of Free Partial Withdrawals      Amount of Second Annuity Adjustment

          Less than 1%                                 $0

            1% to 2%                 $250,000 plus $250,000 per each
                                            1/10 of 1% above 1%

          More than 2%                             $2,500,000*


     * One-half of this amount shall be deposited by the Reinsured to the Escrow Account as deposit towards its obligation to the Corporation for the Second Annuity Adjustment. This deposit will be returned to the extent not due in accordance with the preceding calculation.

The term "Free Partial Withdrawals" means the annuity account values distributed to annuity contract holders as partial withdrawals which are not subject to surrender charges.

The term "Escrow Account" means the funds pertaining to this agreement and the UL Treaty received and held by the Commerce Bank of Kansas City, N.A. ("Commerce
Bank") pursuant to its Escrow Agreement (Fremont Business) with the Corporation and Great Southern Life Insurance Company (the Corporation's reinsurer for the policies, herein called the Retrocessionaire).


                                   ARTICLE VII

INITIAL CONSIDERATION.   On the transfer date of this agreement, the Reinsured
shall deposit to Commerce Bank that portion or all of the securities in the Annuity Portfolio Segment, and cash if required, equal to the initial consideration indicated in Item 7 of the Schedule, minus the ceding commission indicated in the Schedule, plus or minus the First Annuity Adjustment.


                                   ARTICLE VIII

REINSURANCE PREMIUM.   The Reinsured shall pay to the Corporation a
reinsurance
premium equal to the insurance premium collected by the Reinsured on and after the effective date of this agreement pertaining to the policies, minus the reinsurance premium paid to other carriers. Such reinsurance premium is subject to the expense commission indicated in Item 9 of the Schedule. The Corporation shall also be obligated to the Reinsured for the expense allowance indicated in
Item 10 of the Schedule.

                                   ARTICLE IX


POLICY LOANS.   The Corporation shall be obligated to the Reinsured for the policy loan increases, minus the amount of uncapitalized policy loan interest (the net result of which is hereinafter referred to as policy loan increase). The Reinsured shall be obligated to the Corporation for the policy loan decreases, plus the amount of uncapitalized policy loan interest (the net result of which is hereinafter referred to as policy loan decrease).


                                   ARTICLE X

INVESTMENTS.   The Escrow Account assets shall be invested in accordance with the investment guidelines contained in Exhibit A, attached to and made a part of this agreement.


                                   ARTICLE XI


INTEREST.   Interest rates credited by the Reinsured on the policies shall be determined in accordance with the procedures contained in Exhibit B, attached to and made a part of this agreement.


                                   ARTICLE XII


REPORTING, ACCOUNTING AND SETTLEMENTS.   Section A. Weekly Tentative.
Prior to
the close of business on each Friday, the Reinsured or its administrator shall furnish to the Corporation a report (in a form satisfactory to the Corporation) showing the following information:

(a)     Amounts owed Corporation:

        (1) Reinsurance premium applicable to insurance premium collected during week;

        (2)     Policy loan decrease during week;

        (3)     Increase during week in miscellaneous liabilities;

        (4)     Decrease during week in miscellaneous assets;

(b)     Amounts owed Reinsured:

        (1)     loss paid under the policies during the week;

        (2)     expense commission for the week;

        (3)     policy loan increase during week;

        (4)     producer commission for the week;

        (5)     expense allowance for the week;

        (6)     Decrease during week in miscellaneous liabilities;

        (7)     Increase during week in miscellaneous assets;

(c)     Balance due Corporation or Reinsured.

Any balance due the Corporation shall be deposited to the Escrow Account on the Friday involved. Any balance due the Reinsured shall be paid by the Corporation on the following Monday.

The Reinsured and the Corporation each agree to pay interest to the other on amounts not paid within the time periods required within this section, calculated using the one-month LIBOR rate.


Section B.  Quarterly Actual.   Within 25 days after the end of each calendar
quarter, the Reinsured or its administrator shall furnish to the Corporation a report (in a form satisfactory to the Corporation) showing the following information:

(a)     Amounts owed Corporation:

        (1) Reinsurance premium applicable to insurance premium collected during quarter;

        (2)     Policy loan decrease during quarter;

        (3)     Increase during quarter in miscellaneous liabilities;

        (4)     Decrease during quarter in miscellaneous assets;

        (5) As respects only the quarter commencing on January 1, 1998, the amount by which the Second Annuity Adjustment exceeds the deposit made with respect thereto;

(b)     Amounts owed Reinsured:

        (1)     loss paid under the policies during quarter;

        (2)     expense commission for the quarter;

        (3)     policy loan increase during quarter;

        (4)     producer commission for the quarter;

        (5)     expense allowance for the quarter;

        (6)     Decrease during quarter in miscellaneous liabilities;

        (7)     Increase during quarter in miscellaneous assets;

        (8) As respects only the quarter commencing on January 1, 1998, the amount by which the deposit made with respect to the Second Annuity Adjustment exceeds the Second Annuity Adjustment;

(c)     Balance due Corporation or Reinsured.

Any balance due the Corporation shall be deposited to the Escrow Account within 30 days after the quarter involved. Any balance due the Reinsured shall be paid by the Corporation within 30 days after the end of the quarter involved.

The Reinsured and the Corporation each agree to pay interest to the other on amounts not paid within the time periods required within this section, calculated using the one-month LIBOR rate.

The Reinsured's report for the third calendar quarter of each calendar year shall include:

(1)     a summary listing showing all policies in force;

(2) the detailed information required with respect to the policies by the Exhibit of Life Insurance in the Corporation's Annual Statement;

(3) the aggregate reserve information required with respect to the policies by the Corporation's actuarial opinion and by the other exhibits of the Corporation's Annual Statement.


                                 ARTICLE XIII


CLAIMS. The Reinsured agrees that it will cause to be investigated and paid, settled or defended all claims arising under the policies. Except as respects damages to which this agreement may apply by virtue of subparagraph (3) of the definition of loss, the claim decisions of the Reinsured (or of its administrator) shall be binding upon the Corporation.

The Corporation shall have the right, at its own expense, to participate jointly with the Reinsured (or its administrator) in the investigation, adjustment or defense of any claim.

The Corporation has no obligation to indemnify the Reinsured for any claim expenses paid by the Reinsured with respect to the policies.

                                   ARTICLE XIV


ADMINISTRATION OF INSURANCE.   The Corporation shall have no responsibility
or
authority to administer the insurance provided by the policies. The Corporation has the right to review and approve or require changes to the administration agreement to be entered into by the Reinsured with respect to the policies.


                                   ARTICLE XV

INSPECTION OF RECORDS.   The Corporation may inspect the records of the
Reinsured pertaining to the policies at any time during the normal business hours of the Reinsured.


                                   ARTICLE XVI

OFFSET.   The Reinsured or the Corporation may offset any balance due from one party to the other under this agreement or the UL Treaty.


                                   ARTICLE XVII

INSOLVENCY CLAUSE.   The attached Insolvency Clause is hereby made a part of
this agreement.


                                   ARTICLE XVIII


ASSIGNMENTS AND CHANGES OF INTEREST.   No assignment or change of the
Reinsured's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another company or otherwise, shall be binding upon the Corporation, provided that, this article does not apply to:

(a) The Corporation's assignment of its interest and liabilities as the reinsurer to the Retrocessionaire, but only with respect to those policies on which the Retrocessionaire is not named as the direct insurer;

(b) The Reinsured's assignment of its rights and duties as the ceding company to the Retrocessionaire, but only with respect to those policies on which the Retrocessionaire is named as the direct insurer.

                                   ARTICLE XIX


TERMINATION.   This agreement shall remain in force until terminated by mutual consent or by either party giving to the other party not less than 90 days advance notice, by registered mail or express delivery service, stating the termination date.

This agreement does not apply with respect to policies issued by the Reinsurer to become effective on or after the termination date of this agreement.

If the Corporation does not permit recapture, the reinsurance afforded by this agreement applicable to each policy issued by the Reinsured to become effective prior to the termination date of this agreement shall continue to apply thereto until the policy naturally expires.

IN WITNESS WHEREOF, the parties hereto have signed this agreement on the Schedule Page.

                               INSOLVENCY CLAUSE

      The ceding insurer and the reinsurer agree that, in the event of the insolvency of the ceding insurer, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this agreement, the reinsurance shall be payable by the reinsurer on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, without diminution because of the insolvency of the ceding insurer; furthermore, that such amount shall be paid directly to the ceding insurer or its liquidator, receiver or other statutory successor.

     It is understood and agreed, however, that the obligations of the ceding company as set forth in the reinsurance contract, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, shall remain unimpaired and unaffected by the insolvency of the ceding insurer and shall be assumed by the liquidator, receiver or statutory successor of the ceding insurer in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the reinsurer of the pendency of a claim against the ceding insurer on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim in the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer, its liquidator, receiver or statutory successor. The expense thus incurred by the reinsurer shall be chargeable, subject to the court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as the result of the defense undertaken or asserted by the reinsurer.

     Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance agreement as though such expense had been incurred by the ceding insurer.

     Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurer, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in this insolvency clause in any matter create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this reinsurance contract.

                                        10
PAGE

L96-0317






                      AUTOMATIC COINSURANCE UNIVERSAL LIFE
                              REINSURANCE AGREEMENT
                                December 31, 1995

                          FREMONT LIFE INSURANCE COMPANY
                                Orange, California

L96-0317

            AUTOMATIC COINSURANCE UNIVERSAL LIFE REINSURANCE
AGREEMENT

                                    Schedule

1.   Reinsured:      Fremont Life Insurance Company

2.   Address:        Orange, California

3.   Effective date: December 31, 1995

4.   Transfer date:  February 29, 1996

5.   Policies:

(a) Universal Life Insurance Policies issued by the Reinsured to become effective prior to and on or after the effective date of this agreement.

(b)  Riders written with or added later to the insurance contracts described in
     Item 5(a) of this Schedule.

6.   Reinsurance:  100%

7.   Initial consideration (all values as of effective date of this agreement):























                                 Schedule Page 1

L96-0317

     (a) The Reinsured's policy reserves from Annual Statement Exhibits 8, 9 and 10; plus

     (b)   the claim liabilities pertaining to the policies; plus

     (c)   the advance premiums applicable to the policies; minus

     (d)   the net due and deferred premiums applicable to the policies; plus

     (e) the miscellaneous reserves and liabilities applicable to the policies; and less

     (f)   the policy loans; and less

     (g)   the miscellaneous assets applicable to the policies;

     (h) all of the preceding of which together produce an initial consideration of $___________.




























                                 Schedule Page 2

L96-0317

8.   Ceding commission:  $7,500,000 plus or minus the UL Adjustment.

9.   Expense commission:  As respects each calendar quarter commencing after the transfer date, .0625% of the assets comprising the UL Portfolio Segment of the Escrow Account.

10.   Expense allowance:  As respects each calendar quarter in commencing after the transfer date, $15.75 per policy in force at beginning of the quarter.

The agreement of which this Schedule is a part is hereby executed in duplicate by the parties hereto.

FREMONT LIFE INSURANCE COMPANY          EMPLOYERS REASSURANCE
CORPORATION

By: _________________________________   By:
___________________________________

Title: ______________________________   Title:
________________________________

Date: _______________________________   Date:
_________________________________


By: _________________________________   By:
___________________________________

Title:_______________________________   Title:
________________________________

Date:________________________________   Date:
_________________________________



















                                 Schedule Page 3

L96-0317

           AUTOMATIC COINSURANCE UNIVERSAL LIFE REINSURANCE
AGREEMENT

                        Employers Reassurance Corporation
                                       of
                              Overland Park, Kansas
                      (hereinafter called the Corporation)

agrees with the Reinsured named in the Schedule made a part hereof, in consideration of the mutual covenants hereinafter contained, as follows:


                                    ARTICLE I

APPLICATION OF AGREEMENT. This agreement applies to loss under the insurance policies and riders described in Item 5 of the Schedule (hereinafter called policies or policy) paid by the Reinsured on or after the effective date of this agreement.


                                   ARTICLE II

ENTIRE AGREEMENT. This agreement shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder. There are no other understandings between the parties other than as expressed in this agreement. Any change or modification to this agreement shall be null and void unless made by amendment to this agreement and signed by both parties.


                                   ARTICLE III

REINSURANCE. The Corporation will indemnify the Reinsured against the percentage specified in Schedule Item 6 of loss to which this agreement applies.


                                    ARTICLE IV

RECAPTURE.  The Reinsured does not have any rights to recapture the policies.

L96-0317

                                    ARTICLE V

PRODUCER COMMISSION. The Corporation is obligated to the Reinsured for the commissions paid by the Reinsured to its producers of the policies.

L96-0317

                                   ARTICLE VI

DEFINITIONS. The word "policies" means the insurance forms described in the Schedule and includes conditional receipts pertaining thereto and conversions, reinstatements and exchanges thereof.

The word "loss" shall mean only such amounts as are actually paid by the Reinsured for benefits afforded under the policies, in settlement of claims for benefits under the policies, or in satisfaction of judgments for benefits under the policies; provided that, in the event of the insolvency of the Reinsured, "loss" shall mean the amount of policy benefits which the Reinsured has incurred or is liable for, and payment by the Corporation shall be made to the liquidator, receiver or other statutory successor of the Reinsured in accordance with the provisions of the Insolvency Clause attached to and made a part of this agreement. The word "loss" shall include life insurance proceeds payable by reason of death which remain unpaid because of the nature of the settlement option selected. The word "loss" includes cash values paid by the Reinsured because of policy surrenders. The word "loss" shall not include:

(1)  claim expenses;

(2)  salaries paid to employees of the Reinsured;

(3) any amount paid by the Reinsured for punitive, exemplary or compensatory damages arising out of the conduct of the Reinsured in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy; provided that, this subparagraph (3) shall not apply if the Corporation has, in advance of any such conduct by the Reinsured, counseled with the Reinsured and concurred in the Reinsured's course of conduct;

(4) any statutory penalty imposed upon the Reinsured on account of any unfair trade practice or any unfair claim practice;

(5)  amounts collected under other reinsurance.

The term "claim expenses" shall mean statutory interest payable on insurance proceeds, court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, but the term "claim expenses" shall not include salaries paid to employees of the Reinsured.

Claims shall be deemed to be "incurred" on the date when:

L96-0317

(a)  the death occurs as respects life coverage;

(b)  the disability commences, as respects waiver of premium coverage;

(c)  the accident takes place, as respects accidental death coverage.

The word "exchange" means that an insurance contract reinsured hereunder is traded for another plan of equal or smaller face amount, without requirement for full evidence of insurability.

The term "other reinsurance" means those contracts entered into by the Reinsured with insurance companies other than the Corporation which reinsure the policies.

"Miscellaneous reserves and liabilities" means the sum of the following:

(a)  due or accrued agent commissions;

(b)  premiums due or accrued on other reinsurance;

(d)  premium suspense.

"Miscellaneous assets" means the amounts recoverable under other reinsurance.

The term "Annuity Treaty" means the Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between the Corporation and the Reinsured.

The term "Portfolio" means the $300,000,000 par value 5 7/8% U.S. Treasury Bonds due November 15, 2005 purchased by the Reinsured with respect to this agreement and the Annuity Treaty on January 17, 1996.

The term "UL Portfolio Segment" means the portion of the Portfolio determined by dividing the UL policy reserves by the sum of the UL policy reserves and the Annuity Treaty policy reserves, all three as of the effective date of this agreement.

The term "UL Adjustment" means A  +  B  where:

   A  =  the change in the value of the UL Portfolio Segment from  3:00 p.m.
         January 17, 1995 to 3:00 p.m. on the day preceding the transfer date, both New York time, based on a quotation from Solomon Brothers. An

L96-0317

         increase in said value will decrease the ceding commission. A decrease in said value will increase the ceding commission; and

   B = the investment income earned from the effective date to the transfer date at the annual rate of 6.0% on: (1) the initial consideration minus the adjusted ceding commission; and on (2) the cash flow from the policies.

The cash flow from the policies shall be determined in a manner consistent with
Article XII.

L96-0317

The term "Escrow Account" means the funds pertaining to this agreement and the Annuity Treaty received and held by the Commerce Bank of Kansas City, N.A. ("Commerce Bank") pursuant to its Escrow Agreement (Fremont Business) with the Corporation and Great Southern Life Insurance Company (the Corporation's reinsurer for the policies, herein called the Retrocessionaire).


                                   ARTICLE VII

INITIAL CONSIDERATION. On the transfer date of this agreement, the Reinsured shall deposit to Commerce Bank that portion or all of the securities in the UL Portfolio Segment, and cash if required, equal to the initial consideration indicated in Item 7 of the Schedule, minus the adjusted ceding commission indicated in Item 8 of the Schedule.


                                  ARTICLE VIII

REINSURANCE PREMIUM. The Reinsured shall pay to the Corporation a reinsurance premium equal to the insurance premium collected by the Reinsured on and after the effective date of this agreement pertaining to the policies, minus the reinsurance premium paid to other carriers. Such reinsurance premium is subject to the expense commission indicated in Item 9 of the Schedule. The Corporation shall also be obligated to the Reinsured for the expense allowance specified in
Item 10 of the Schedule.

                                   ARTICLE IX

POLICY LOANS. The Corporation shall be obligated to the Reinsured for the policy loan increases, minus the amount of uncapitalized policy loan interest (the net result of which is hereinafter referred to as policy loan increase). The Reinsured shall be obligated to the Corporation for the policy loan decreases, plus the amount of uncapitalized policy loan interest (the net result of which is hereinafter referred to as policy loan decrease).

                                    ARTICLE X

INVESTMENTS. The Escrow Account assets shall be invested in accordance with the investment guidelines contained in Exhibit A, attached to and made a part of this agreement.

L96-0317

                                   ARTICLE XI

INTEREST.    Interest rates credited by the Reinsured on the policies shall be determined in accordance with the procedures contained in Exhibit B, attached to and made a part of this agreement.


                                   ARTICLE XII

REPORTING, ACCOUNTING AND SETTLEMENTS.  Section A.  Weekly Tentative.
Prior to
the close of business on each Friday, the Reinsured or its administrator shall furnish to the Corporation a report (in a form satisfactory to the Corporation) showing the following information:

(a)  Amounts owed Corporation:

     (1) Reinsurance premium applicable to insurance premium collected during week;

     (2)  Policy loan decrease during week;

     (3)  Increase during week in miscellaneous liabilities;

     (4)  Decrease during week in miscellaneous assets;

(b)  Amounts owed Reinsured:

     (1)  loss paid under the policies during the week;

     (2)  expense commission;

     (3)  policy loan increase during week;

     (4)  producer commission for the week;

     (5)  expense allowance for the week;

     (6)  Decrease during week in miscellaneous liabilities;

L96-0317

     (7)  Increase during week in miscellaneous assets;

(c)  Balance due Corporation or Reinsured.

Any balance due the Corporation shall be deposited to the Escrow Account on the Friday involved. Any balance due the Reinsured shall be paid by the Corporation on the following Monday.

The Reinsured and the Corporation each agree to pay interest to the other on amounts not paid within the time periods required within this section, calculated using the one month LIBOR rate.

Section B. Quarterly Actual. Within 25 days after the end of each calendar quarter, the Reinsured or its administrator shall furnish to the Corporation a report (in a form satisfactory to the Corporation) showing the following information:

(a)  Amounts owed Corporation:

     (1) Reinsurance premium applicable to insurance premium collected during quarter;

     (2)  Policy loan decrease during quarter;

     (3)  Increase during quarter in miscellaneous liabilities;

     (4)  Decrease during quarter in miscellaneous assets;

(b)  Amounts owed Reinsured:

     (1)  loss paid under the policies during the quarter;

     (2)  expense commission;

     (3)  policy loan increase during quarter;

     (4)  producer commission for the quarter;

     (5)  expense allowance for the quarter;

     (6)  Decrease during quarter in miscellaneous liabilities;

L96-0317

     (7)  Increase during quarter in miscellaneous assets;

(c)  Balance due Corporation or Reinsured.

Any balance due the Corporation shall be deposited to the Escrow Account within 30 days after the end of the calendar quarter involved. Any balance due the Reinsured shall be paid by the Corporation within 30 days after the end of the calendar quarter involved.

The Reinsured and the Corporation each agree to pay interest to the other on amounts not paid within the time periods required within this section, calculated using the one month LIBOR rate.

The Reinsured's report for the third calendar quarter of each calendar year shall include:

(1)   a summary listing showing all policies in force;

(2) the detailed information required with respect to the policies by the Exhibit of Life Insurance in the Corporation's Annual Statement;

(3) the aggregate reserve information required with respect to the policies by the Corporation's actuarial opinion and by the other exhibits of the Corporation's Annual Statement.


                                  ARTICLE XIII

CLAIMS. The Reinsured agrees that it will cause to be investigated and paid, settled or defended all claims arising under the policies. Except as respects damages to which this agreement may apply by virtue of subparagraph (3) of the definition of loss, the claim decisions of the Reinsured (or of its administrator) shall be binding upon the Corporation.

The Corporation shall have the right, at its own expense, to participate jointly with the Reinsured (or its administrator)in the investigation, adjustment or defense of any claim.

The Corporation has no obligation to indemnify the Reinsured for any claim expenses paid by the Reinsured with respect to the policies.


                                   ARTICLE XIV

L96-0317

ADMINISTRATION OF INSURANCE. The Corporation shall have no responsibility or authority to administer the insurance provided by the policies. The Corporation has the right to review and approve or require changes to the administration agreement to be entered into by the Reinsured with respect to the policies.


                                   ARTICLE XV

INSPECTION OF RECORDS. The Corporation may inspect the records of the Reinsured pertaining to the policies at any time during the normal business hours of the Reinsured.


                                   ARTICLE XVI

OFFSET. The Reinsured or the Corporation may offset any balance due from one party to the other under this agreement or the Annuity Treaty.


                                  ARTICLE XVII

INSOLVENCY CLAUSE. The attached Insolvency Clause is hereby made a part of this agreement.


                                  ARTICLE XVIII

ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of the Reinsured's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another company or otherwise, shall be binding upon the Corporation, provided that, this article does not apply to:

(a) The Corporation's assignment of its interests and liabilities as the reinsurer to the Retrocessionaire, but only with respect to those policies on which the Retrocessionaire is not named as the direct insurer;

(b) The Reinsured's assignment of its rights and duties as the ceding company to the Retrocessionaire, but only with respect to those policies on which the Retrocessionaire is named as the direct insurer.

L96-0317

                                   ARTICLE XIX

TERMINATION. This agreement shall remain in force until terminated by mutual consent or by either party giving to the other party not less than 90 days advance notice, by registered mail or express delivery service, stating the termination date.

This agreement does not apply with respect to policies issued by the Reinsured to become effective on or after the termination date of this agreement.

If the Corporation does not permit recapture, the reinsurance afforded by this agreement applicable to each policy issued by the Reinsured to become effective prior to the termination date of this agreement shall continue to apply thereto until the policy naturally expires.

IN WITNESS WHEREOF, the parties hereto have signed this agreement on the Schedule Page.

                                    EXHIBIT A

                               Reinsured Business

     The Reinsured Business includes all liabilities associated with all life insurance and annuity policies issued or assumed by Fremont Life in force on December 31, 1995 (with respect to universal life policies), and on January 1, 1996 (with respect to annuities and other insurance policies), or issued by Fremont Life to become effective on or after such dates, respectively, including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC.